EXHIBIT 2.10

                   MERGER AGREEMENT AND PLAN OF REORGANIZATION


     THIS MERGER AGREEMENT AND PLAN OF REORGANIZATION ("Agreement") is made this 11th day of December, 2002 ("Execution Date"), among TRELLIX CORPORATION, a Delaware corporation ("Trellix"); INTERLAND, INC., a Minnesota corporation ("Interland"); and CHEETAH ACQUISITION CORPORATION, a Delaware corporation and a wholly-owned subsidiary of Interland ("Merger Sub").

                                    RECITALS

     A. Trellix is in the business of providing private-label software for website publishing, related site promotion and business services for websites and website hosting technologies and services (the "Business").

     B. The respective Boards of Directors of Interland, Merger Sub and Trellix have each approved the merger of the Merger Sub with and into Trellix with Trellix surviving ("Merger"), upon the terms and subject to the conditions set forth in this Agreement, whereby each issued and outstanding share of capital stock of Trellix will be converted into the right to receive a portion of the Merger Consideration (as defined in Section 2.1) as set forth herein.

     C. The respective Boards of Directors of Interland, Merger Sub and Trellix have each determined that the Merger and the other transactions contemplated hereby are consistent with, and in furtherance of, their respective business strategies and goals and are in the best interests of their respective stockholders.

     D. Interland, Merger Sub and Trellix desire to make certain representations, warranties, covenants, each to the other, and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

     NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, the parties hereto agree as follows:

                                    ARTICLE 1
                                   THE MERGER

     1.1 THE MERGER. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Delaware General Corporation Law ("DGCL"), the Merger Sub shall be merged with and into Trellix at the Effective Time (as defined in Section 1.3). Following the Effective Time, the separate corporate existence of the Merger Sub shall cease and Trellix shall be the surviving corporation ("Surviving Corporation").

     1.2 CLOSING. The closing of the Merger ("Closing") will take place at 10:00 a.m., Eastern Standard time, on a date to be specified by the parties ("Closing Date"), which shall be no later than the second business day after satisfaction or waiver of the conditions set forth in Article 7, unless another time or date

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is agreed to by the parties  hereto.  The Closing will be held at the offices of
Testa, Hurwitz & Thibeault, LLP, 125 High Street, Boston, Massachusetts 02110, or such other location as may be agreed to by the parties hereto.

     1.3 EFFECTIVE TIME. Subject to the provisions of this Agreement, as soon as practicable on the Closing Date, the parties shall cause the Merger to be consummated by filing a certificate of merger or other appropriate documents (in any such case, the "Certificate of Merger") executed in accordance with the relevant provisions of the DGCL and shall make all other filings or recordings required under the DGCL. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of Delaware and is declared effective by the Secretary of State of the State of Delaware, or at such subsequent date or time as Interland and Trellix shall agree and specify in the Certificate of Merger (the time the Merger becomes effective being hereinafter referred to as the "Effective Time").

     1.4 STATUTORY EFFECTS OF THE MERGER. The Merger shall have the effects set forth in the DGCL, including Section 259 thereof.

     1.5 CERTIFICATE OF INCORPORATION. The laws which are to govern the Surviving Corporation are the laws of the State of Delaware. At the Effective Time, the Certificate of Incorporation of the Surviving Corporation shall read in its entirety as set forth on Exhibit 1.5 attached hereto, and thereafter may be amended in accordance with its terms and applicable law.

     1.6 BYLAWS. The bylaws of the Merger Sub in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation and shall continue in full force and effect until changed, altered or amended as provided therein and in the manner prescribed by Delaware law.

     1.7 DIRECTORS AND OFFICERS. The directors and officers of Merger Sub immediately prior to the Effective Time shall be the initial directors and officers of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and bylaws of the Surviving Corporation. The directors and officers of Trellix shall resign as of the Effective Time.

     1.8 RESERVATION OF RIGHT TO REVISE TRANSACTION. If each of Trellix and Interland agree, the parties hereto may change the method of effecting the business combination between Interland and Trellix, and each party shall cooperate in such efforts, including to provide for a merger of Trellix with and into Interland with Interland being the surviving corporation; provided, however, that no such change shall (i) alter or change the amount or kind of the Merger Consideration, or (ii) materially delay receipt of any approvals required for the consummation of the transactions contemplated by this Agreement.

     1.9 CLOSING DELIVERIES.

          (a) Trellix's Deliveries. At Closing, Trellix shall deliver to Interland and Merger Sub each of the following, together with any additional items which Interland may reasonably request to effect the transactions


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contemplated  herein  (the  receipt  of  all  of  which  are  conditions  to the obligation of Interland and Merger Sub to close):

               (i) Trellix shall deliver a certified copy of the corporate resolutions of the Board of Directors of Trellix authorizing and approving the Merger and the execution, delivery, and performance of this Agreement and all other documents, instruments and agreements contemplated by this Agreement by Trellix together with an incumbency certificate with respect to officers of Trellix executing such documents or instruments on behalf of Trellix. The stockholders of Trellix entitled to vote on or consent to this Agreement and the Merger in accordance with the DGCL and the Certificate of Incorporation of Trellix shall have approved this Agreement and the Merger by the requisite percentage vote required by the DGCL and Trellix's Certificate of Incorporation. Trellix shall deliver evidence of such approval to Interland;

               (ii) a certificate of the President of Trellix certifying as to the matters set forth in Sections 7.1, 7.2 and 7.3 hereof and as to the satisfaction of all other covenants of Trellix, set forth in this Agreement;

               (iii) the Net Debt Shortfall Escrow Agreement and the Indemnity Escrow Agreement (defined in Section 2.3(a) and (b) below) duly executed by Trellix, the Stockholder Representative and the escrow agent named therein;

               (iv) written consents from all persons, entities and regulatory bodies whose consent to the Merger is required as set forth in Schedule 4.4 attached hereto;

               (v) the corporate minute books, seals and stock transfer books of Trellix certified by the corporate secretary thereof as true, correct and complete;

               (vi) an opinion of counsel to Trellix, in substantially the form of Exhibit 1.9(a)(vi) attached hereto;

               (vii) the Certificate of Merger duly executed by Trellix;

               (viii) Good Standing Certificates issued by the Secretary of State of the State of Delaware and all other states in which Trellix is qualified as a foreign corporation certifying that Trellix is in good standing as a corporation under the laws of said states;

               (ix) a  noncompetition  agreement  substantially  in the  form of
Exhibit 1.9(a)(ix) ("Noncompetition Agreement") attached hereto duly executed by Don Bulens, Dan Bricklin, and Winslow B. Kelley;

               (x) employment agreements duly executed by Don Bulens, Dan Bricklin, and Winslow B. Kelley in form and substance mutually acceptable to Interland and the respective signatory thereto;

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               (xi) a  certificate  from the agents,  representatives,  brokers, counsel, and accountants for Trellix (collectively "Representatives") that are entitled to additional payment for their services in connection with the authorization, negotiation, preparation, and performance of this Agreement and related expenses, certifying the amount to which such Representative is entitled to be paid in connection with all such services performed and expenses incurred as of the Closing Date; and

               (xii) any other documents or agreements contemplated hereby or necessary or appropriate to consummate the transactions contemplated hereby.

          (b) Interland and Merger Sub Deliveries. At Closing, Interland and Merger Sub shall deliver to Trellix each of the following, together with any additional items which Trellix may reasonably request to effect the transactions contemplated herein (the receipt of all of which are conditions to the obligation of Trellix to close):

               (i) the Net Debt Shortfall Escrow Agreement and Indemnity Escrow Agreement duly executed by Interland and Merger Sub;

               (ii) certified copies of the corporate resolutions of the Board of Directors of Interland and of the Board of Directors and sole stockholder of Merger Sub authorizing and approving the Merger and the execution, delivery and performance of this Agreement and all other documents, instruments and agreements contemplated by this Agreement by Interland and Merger Sub, together with incumbency certificates with respect to the respective officers of Interland and Merger Sub executing documents or instruments on behalf of Interland and Merger Sub;

               (iii) written consents from all persons, entities and regulatory bodies whose consent to the Merger is required as set forth in Schedule 5.3 attached hereto;

               (iv) a certificate of an authorized officer of Interland and Merger Sub certifying as to the matters set forth in Sections 8.1, 8.2 and 8.3 hereof and as to the satisfaction of all other covenants of Interland and Merger Sub, respectively, set forth herein;

               (v) the Certificate of Merger duly executed by Merger Sub;

               (vi) An opinion of counsel to Interland, in substantially the form of Exhibit 1.9(b)(vi) attached hereto;

               (vii) Good Standing Certificates issued by the Secretary of State for the States of Minnesota and Delaware, respectively, certifying that Interland and Merger Sub are in good standing under the Minnesota Business Corporation Act and the DGCL, as applicable;

               (viii) the payments required to be made by Interland pursuant to Sections 2.1 and 3.7(b) hereof; and

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               (ix) any other  documents or  agreements  contemplated  hereby or necessary or appropriate to consummate the transactions contemplated hereby.

     1.10 INTENDED TAX TREATMENT OF THE MERGER. The parties hereby intend that the Merger be treated as a taxable transaction for state and federal income tax purposes and shall report the transaction in a manner consistent therewith unless otherwise required by law.

                                    ARTICLE 2
                     EFFECT OF THE MERGER ON CAPITAL STOCK;
                            EXCHANGE OF CERTIFICATES

     2.1 MERGER CONSIDERATION; EXCHANGE OF CERTIFICATES.

          (a) General. At Closing, subject to the terms and conditions of this Agreement, each share of Trellix's common stock, par value $0.0001 per share ("Common Stock"), Series A-1 Preferred Stock, par value $.01 per share ("Series A-1 Preferred"), Series A-2 Preferred Stock, par value $.01 per share ("Series
A-2 Preferred"), Series B Preferred Stock, par value $.01 per share ("Series B Preferred"), Series C Preferred Stock, par value $.01 per share ("Series C
Preferred"), Series D Preferred Stock, par value $.01 per share ("Series D Preferred"), and Series E Preferred Stock, par value $.01 per share ("Series E Preferred", sometimes referred to herein, together with the Series A-1 Preferred, Series A-2 Preferred, Series B Preferred, Series C Preferred and Series D Preferred as, the "Trellix Preferred Stock"), issued and outstanding immediately prior to the Effective Time (other than shares held in treasury or which constitute Dissenting Shares (as defined below)) shall, by virtue of the Merger and without any action on the part of the holders thereof, automatically be cancelled and extinguished and converted into, in the case of the Trellix Preferred Stock (other than the Series D Preferred Stock), the right to receive a portion of the Merger Consideration as specified in Section 2.2 below. The term "Merger Consideration" shall mean, in the aggregate and subject to adjustment as set forth in Section 2.1(b) below, (i) $4,750,000 (the "Cash Consideration"), (ii) 3,000,000 shares (the "Interland Common Stock") of the Common Stock of Interland (the "Stock Consideration"), and (iii) warrants exercisable for an aggregate of 6,000,000 shares of the Common Stock of Interland (the "Warrants"), substantially in the form of Exhibit 2.1(a) attached hereto, exerciseable for a period of five years following the Closing at a price of $5.00 per share (the "Warrant Consideration"). The shares of Interland Common Stock issuable upon conversion of the Warrants are hereinafter referred to as "Warrant Shares." A portion of the Merger Consideration shall be escrowed at Closing pursuant to Section 2.3 below. At Closing, the Cash Consideration shall be paid as follows: (i) $475,000 shall be deposited into the Indemnity Escrow pursuant to Section 2.3(b) (the "Indemnity Escrow Cash"), (ii) $500,000 shall be deposited into the Net Debt Shortfall Escrow pursuant to Section 2.3(a) (the "Net Debt Shortfall Cash"), (iii) to the extent an Estimated Net Shortfall (as defined below) exists, the amount of such Estimated Net Debt Shortfall shall reduce the Cash Consideration and be retained by Interland, and (iv) the balance shall be paid into the Exchange Account pursuant to Section 2.1(c) (such balance being the "Closing Cash Consideration").

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          (b) Net Debt Adjustment to the Merger Consideration.

               (i) The Merger Consideration shall be decreased (the "Net Debt Adjustment to the Merger Consideration") by the amount by which the Closing Net Debt of Trellix is less than the Baseline Net Debt of Trellix. For the purpose of this Agreement, the following definitions shall apply:

                    (A) "Net Debt of Trellix" means total current assets of Trellix less total current liabilities of Trellix and less long-term debt of Trellix, determined in accordance with GAAP. Notwithstanding the foregoing for purposes of determining the Net Debt of Trellix, (I) the current liabilities of Trellix shall not include (x) the current portions of any capital leases with Comdisco, Inc., or Hewlett Packard (collectively, the "Equipment Leases") (but shall include any portion of any such capital lease that is due and payable as of the Closing Date), or (y) deferred revenue, and (II) the long-term debt of Trellix shall not include the long-term debt portion of the Equipment Leases.

                    (B) "GAAP" means from the books and records of Trellix, prepared in accordance with generally accepted accounting principles, applied consistently with the balance sheets of Trellix prepared for prior periods.

                    (C)  "Baseline  Net  Debt  of  Trellix"   means  a  negative
$540,000.

                    (D)  "Closing   Net  Debt  of  Trellix"   means  the  amount
calculated in accordance with Section 2.4 below.

               (ii) At Closing, the Chief Financial Officer of Trellix shall provide a certificate setting forth his good faith estimate of the Net Debt of Trellix as of the Closing Date (the "Estimated Net Debt"). To the extent the Estimated Net Debt is less than the Baseline Net Debt of Trellix (the "Estimated Net Debt Shortfall"), the Cash Consideration shall be decreased by such excess amount. The Estimated Net Debt shall include an accrual for the items required to be accrued in the Preliminary Closing Balance Sheet as set forth in Section 2.4.

          (c) Exchange of Certificates; Delivery of Merger Consideration. On the Closing Date, Interland shall cause the Closing Cash Consideration to be deposited in a separate bank account (the "Exchange Account"). In addition, Interland shall issue and hold the Stock Consideration and Warrant Consideration, as reduced by the Indemnity Escrow and Net Debt Shortfall Escrow pursuant to Section 2.3 below (such net amount being the "Closing Stock Consideration" and "Closing Warrant Consideration", respectively), in the names of the stockholders entitled to receive such Stock and Warrant Consideration as specified in Section 2.2 below (the "Exchange Securities"). Upon or within two
(2) business days after the Closing Date, Trellix shall cause to be mailed to each stockholder entitled to receive a portion of the Merger Consideration (the "Stockholders") as specified in Section 2.2 below, a letter of transmittal (a "Letter of Transmittal") and instructions for its use in effecting the surrender of such Stockholder's shares of Trellix capital stock in exchange for payment therefor. The Letter of Transmittal shall (i) specify that acceptance of such Stockholder's portion of the Merger Consideration shall constitute agreement


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with all the terms of the Merger  Agreement,  including  without  limitation the indemnification provisions and appointment of a Stockholder Representative as set forth in Article 6 and the terms of the Indemnity Escrow Agreement and Net Debt Shortfall Escrow Agreement, (ii) contain representations and warranties of such Stockholders with respect to the following matters (A) the power, capacity and authority of the respective Stockholder to execute and deliver the Letter of
Transmittal  and  other  agreements,   documents  and  instruments  executed  in
connection  with  the  Merger  ("Stockholder  Transaction  Documents"),  (B) the
enforceability  of  the  Letter  of  Transmittal  and  Stockholder   Transaction
Documents, (C) the title to the Trellix capital stock being submitted by such Stockholder, and (D) the fact that, to the knowledge of such Stockholder, there exists no basis for a claim against Trellix or the Surviving Corporation for which Trellix or the Surviving Corporation would be obligated to indemnify any person or entity pursuant to the Certificate of Incorporation or Bylaws of Trellix or the Surviving Corporation or otherwise; (iii) provide that such Stockholder releases any claims it has or may have against Trellix or the Surviving Corporation other than rights arising by virtue of a breach by
Interland  or  Merger  Sub of their  obligations  under  this  Agreement  or the
Interland Transaction Documents; (iv) to the extent such Stockholder was an officer or director of Trellix prior to the Effective Time, provide that such officer's or director's sole right in respect of any claim for indemnification by Trellix or the Surviving Corporation for acts or omissions committed in his or her capacity as an officer or director in connection with the Merger or prior to the Effective Time shall be limited to the amount paid to Interland or Merger Sub in respect of such act or omission by virtue of the officers and directors liability insurance purchased by Trellix as set forth in Section 3.6, together with a related waiver, or to the extent such Stockholder had the right to appoint or approve a director of Trellix, such Stockholder shall deliver simultaneously therewith an acknowledgment and waiver to the foregoing effect from the director so appointed or approved by such Stockholder; and (v) such other terms as Interland or Merger Sub shall reasonably specify. Upon surrender of a Stockholder's shares of Trellix capital stock to Interland, together with such Letter of Transmittal duly executed, such Stockholder shall be entitled to receive, within ten (10) days after such surrender, in exchange therefor, such
Stockholder's   portion  of  the  Closing  Cash  Consideration,   Closing  Stock
Consideration, and Closing Warrant Consideration (collectively, the "Closing Consideration"), if any, as set forth in Section 2.2, which amount, if any, shall be paid by Interland by check or wire transfer in the case of the Closing Cash Consideration, and delivery of securities in the case of the Closing Stock Consideration and the Closing Warrant Consideration, and the Stockholder's surrendered securities shall be canceled. No interest will be paid or accrued on the cash or securities payable upon the surrender of such Stockholder's
securities.   Interland  shall  have  appropriate   procedures  for  lost  stock
certificates.  Until  surrendered  in  accordance  with the  provisions  of this
Section 2.1(c), each share of Trellix capital stock shall represent the right to receive the amount provided by this Agreement, if any, without any interest thereon.

          (d) Escheat. Any portion of the Cash Consideration held in the Exchange Account or the Exchange Securities held by Interland pursuant to
Section 2.1(b) that remains unclaimed by the persons otherwise entitled thereto after 12 months following the Effective Time may be (a) removed by Interland from the Exchange Account with respect to the Closing Cash Consideration or (b) transferred to book entry form with the transfer agent of Interland or cancelled, at Interland's option, with respect to the Exchange Securities. Neither Interland nor the Surviving Corporation shall be liable to any holder of


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Trellix's  capital stock for any portion of the Merger  Consideration  otherwise due to such holder that may be delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

          (e) Investment of Exchange Fund. Interland may invest the Closing Cash Consideration in its discretion. Any interest and other income resulting from such investments shall be used, first, to defray the costs of establishing the Exchange Account, and second, any excess shall be paid to Interland. There shall be paid to the record holder of certificates representing the Interland Common Stock included in the Exchange Securities, upon surrender of the Stockholder's shares of Trellix capital stock in exchange for the Closing Consideration, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such shares of Interland Common Stock.

          (f) Accredited Investor Representations. Notwithstanding any other provision of this Agreement, Interland shall not be required to deliver any Interland Common Stock, or warrants to purchase Interland Common Stock, to any person pursuant to Section 2.1(c) hereof, unless Interland shall have received an accredited investor representation letter substantially in the form of
Exhibit 2.1(f) attached hereto (the "Accredited Investor Letter") from such person in a form reasonably acceptable to Trellix and Interland indicating that such person is an "accredited investor" as defined under Regulation D of the Securities Act and the rules and regulations promulgated thereunder
(Stockholders meeting such definition are hereinafter referred to as the "Accredited Investors") and setting forth such Stockholder's state of residence or principal place of business, as applicable, and such other information as Interland or Merger Sub may reasonably request.

          (g) Non-Accredited Investors. The Stockholders entitled to receive a portion of the Merger Consideration as identified on Exhibit 2.2(b) shall provide to Interland an Accredited Investor Letter, or to the extent one or more such Stockholders does not meet the definition of "accredited" investor as defined under Regulation D of the Securities Act and the rules and regulations promulgated thereunder (the "Non-Accredited Stockholders"), each such Non-Accredited Stockholder shall so indicate in the Accredited Investor Letter. In the event that Interland determines that the issuance of Stock Consideration, Warrants, or Warrant Shares to such Non-Accredited Stockholders would violate federal or state securities law unless such securities were registered, such Non-Accredited Stockholder shall receive its portion of the Merger Consideration exclusively from the Cash Consideration. Any Stockholder failing to provide an Accredited Investor Letter prior to Closing (an "Undocumented Stockholder") shall be treated as a Non-Accredited Stockholder. In such event, the remaining Merger Consideration shall be allocated among the Accredited Stockholders proportionately based on their stock ownership. In the event the Non-Accredited Investors and Undocumented Stockholders are to be issued solely Cash Consideration, Trellix shall provide to Interland, on or before the Closing, a revised Exhibit 2.2(b) reflecting the reallocation of the Cash Consideration, Stock Consideration, and Warrant Consideration in accordance with this Section 2.1(g), indicating the amount of each type of such consideration to be received at Closing and upon disbursement of the Net Debt Shortfall Escrow and Indemnity Escrow, assuming no claims are made thereunder.

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     2.2 EFFECT ON CAPITAL  STOCK.  As of the  Effective  Time, by virtue of the
Merger and without any action on the part of Interland, Merger Sub, Trellix or the holders of Trellix's capital stock:

          (a) Common Stock. Each issued and outstanding share of Trellix's Common Stock, by virtue of the Merger and for no consideration in exchange therefor, shall automatically be cancelled and retired and shall cease to exist and shall no longer be outstanding, and the holders thereof shall cease to have any rights with respect thereto, except the right to exercise dissenters' rights pursuant to Section 262 of the DGCL.

          (b) Trellix Preferred Stock. Each issued and outstanding share of Trellix Preferred Stock (other than Dissenting Shares) shall be converted solely into the right to receive the applicable portion of the Merger Consideration (in a proportionate mix of Cash Consideration, Stock Consideration and Warrant Consideration, subject to Section 2.1(g)) payable in respect of the liquidation preference for each such share of Trellix Preferred Stock in accordance with the terms of Section C.2 of Article FOURTH of Trellix's Certificate of Incorporation, and upon surrender, each such share of Trellix Preferred Stock shall automatically be cancelled and retired and shall cease to exist and shall no longer be outstanding, and the holders thereof shall cease to have any rights with respect thereto, except the right to receive a portion of the Merger Consideration, as provided in this Section 2.2(b), or the right to exercise dissenters' rights pursuant to Section 262 of the DGCL. Assuming each Stockholder is an accredited investor, Exhibit 2.2(b) attached hereto accurately sets forth the Cash Consideration, Stock Consideration and Warrant Consideration to be received by each holder of Trellix Preferred Stock in accordance with the foregoing sentence at Closing and upon disbursement of the Net Debt Shortfall Escrow and Indemnity Escrow, assuming no claims are made thereunder.

          (c) Treasury Stock. At the Effective Time, each share of capital stock of Trellix held in treasury immediately prior to the Effective Time shall, by virtue of the Merger, automatically be canceled and retired and all rights in respect thereof shall cease to exist.

          (d) Merger Sub Common Stock. Each share of common stock, par value $.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and non-assessable share of common stock, par value $.01 per share of the Surviving Corporation.

          (e) Dissenting Shares. Shares of Trellix's capital stock that have not been voted for approval of this Agreement and the Merger and with respect to which appraisal rights shall have been properly perfected in accordance with
Section 262 of the DGCL ("Dissenting Shares") shall not be converted into the right to receive the applicable Merger Consideration provided in Sections 2.2(a) or (b), if any, at or after the Effective Time, unless and until the holder of such Dissenting Shares withdraws such holder's demand for such appraisal in accordance with Section 262(k) of the DGCL or becomes ineligible for such appraisal. If a holder of Dissenting Shares shall withdraw in accordance with
Section 262(k) of the DGCL or such holder's demand for such appraisal shall become ineligible for such appraisal, then, as of the later of the Effective Time or the occurrence of such event, such holder's Dissenting Shares shall cease to be Dissenting Shares and shall be converted into the right to receive the applicable Merger Consideration provided in Sections 2.2(a) or (b), if any. Any amounts to be paid to holders of Dissenting Shares with respect to such Dissenting Shares shall be paid by the Surviving Corporation, subject to the right of Interland and Merger Sub to seek indemnification with respect thereto as set forth in Article 6.

          (f) Options and Warrants. Interland will not assume any options or warrants to purchase or otherwise acquire Trellix capital stock held by any person or entity, except those listed on Schedule 2.2(f) hereto. On or prior to Closing, Trellix shall obtain a written agreement from all holders of options that such option shall terminate immediately prior to the Merger (the "Option Termination Agreements"). Such Option Termination Agreements shall also contain an acknowledgment that such employee is not entitled to any payments under Trellix's Management Bonus Program and releasing Trellix and Interland from any liability in respect thereof. Trellix shall also obtain, on or prior to Closing, an acknowledgement from Daniel Bricklin that Bricklin is not entitled to payments under Trellix's Management Bonus Program and releasing Trellix and Interland from any liability in respect thereof (the "Bricklin Release").
Trellix represents and warrants that all warrants other than the warrant(s) identified on Schedule 2.2(f) shall expire in accordance with their terms effective upon the Merger.

     2.3 CLOSING ESCROWS.

          (a) Net Debt Shortfall Escrow Agreement. At Closing, $500,000 of the Merger Consideration shall be held in escrow ("Shortfall Escrow") pursuant to that certain "Net Debt Shortfall Escrow Agreement" substantially in form of
Exhibit 2.3(a) attached hereto, as a source of funds towards satisfaction of the amount, if any, by which the Closing Net Debt of Trellix is a lower number than the Baseline Net Debt of Trellix, provided such deficit amount (which deficit amount, if any, shall be treated as a negative number but in no event shall be greater than zero) shall be offset by the amount of any Estimated Net Debt Shortfall (with the Estimated Net Debt Shortfall being treated as a positive number) (if such offset results in a negative number, such number shall be the "Actual Net Shortfall"; if such offset results in a positive number, such number shall be the "Actual Net Excess Adjustment"). In calculating the Actual Net Shortfall, all assets shall be deemed to be a positive number, and all liabilities shall be deemed to be a negative number. Within one week of delivery of the Final Closing Balance Sheet, the following payments shall be made:

               (i) If an Actual Net Shortfall exists, based on the Final Closing Balance Sheet and Estimated Net Debt, and the amount of the Actual Net Shortfall exceeds the Shortfall Escrow, then Interland shall have the right to receive payment of the full amount of the Actual Net Shortfall in accordance with the following priority: (A) First, the Actual Net Shortfall shall be deducted from the Shortfall Escrow, (B) next, if the Actual Net Shortfall exceeds the Shortfall Escrow, such excess shall be deducted from the Cash Consideration held under the Indemnity Escrow until the amount so deducted reaches $500,000, (C) to the extent additional Actual Net Shortfall remains after reimbursement in accordance with (A) and (B), Interland may, at its option, deduct all, a portion, or none of such additional Actual Net Shortfall from the Indemnity Escrow (in cash, stock, or warrants, as selected by Interland) and/or demand payment of all, a portion, or none of such additional amount by the Stockholders in the form of delivery back to Interland of first, cash and, to the extent the amount so repaid is equal to the Cash Consideration received by such Stockholder, shares of Interland Common Stock, with such stock being valued at $1.75 per Share. The aggregate amount recovered by Interland under subsection
(C) above shall not exceed the additional Actual Net Shortfall remaining after reimbursement in accordance with subsections (A) and (B).

               (ii) If the Final Closing Balance Sheet reflects an Actual Net Shortfall but the amount of the Actual Net Shortfall is less than the Shortfall Escrow Amount, then Interland shall have the right to receive payment of the corresponding portion of the Shortfall Escrow and the remaining Shortfall Escrow shall be paid to Stockholders in accordance with Section 2.2(b). The Stockholder Representative shall provide to the escrow agent under the Shortfall Escrow with a listing of the respective percentage interests of the Stockholders upon request.

               (iii) If the Final Closing Balance Sheet reflects that there is no Actual Net Shortfall or that an Actual Net Excess Adjustment exists, then the Stockholders shall have the right to receive payment of the full amount held in the Shortfall Escrow, and to the extent an Actual Net Excess Adjustment exists, in addition to the Stockholders receiving the full amount held in the Shortfall Escrow, Interland shall pay to the Stockholders their pro rata portion of the amount of such Actual Net Excess Adjustment.

          (b) Indemnity Escrow Agreement. At Closing, in addition to the deposit of the Indemnity Escrow Cash, 10% of the Stock Consideration and 10% of the Warrant Consideration shall be held in escrow ("Indemnity Escrow") for a period of one (1) year from the Closing Date as non-exclusive security for Stockholders' indemnity obligations set forth in this Agreement. The terms and conditions of the Indemnity Escrow are more particularly set forth in that certain "Indemnity Escrow Agreement" which shall be executed and delivered by Interland, the escrow agent and the Stockholder Representative at Closing substantially in the form attached as Exhibit 2.3(b) attached hereto.

          (c) Approval. The approval of this Agreement by the Stockholders will also constitute their approval of the terms and provisions of the Net Debt Shortfall Escrow Agreement and the Indemnity Escrow Agreement, which are integral terms of the Merger.

     2.4 CALCULATION OF "CLOSING NET DEBT" OF TRELLIX.

          (a) Preliminary Closing Balance Sheet. On a date which is at least 25 days, but not more than 30 days, after the Closing Date (the "Delivery Date"), the Stockholder Representative, on behalf of Trellix, shall cause to be prepared and delivered to Interland a balance sheet of Trellix as of the Closing Date (the "Preliminary Closing Balance Sheet"). The Preliminary Closing Balance Sheet shall include, to the extent not paid prior to Closing by Trellix, an accrual for (i) payments due to agents, representatives, brokers, counsel, and accountants of Trellix for their services in connection with the authorization, negotiation, preparation, and performance of this Agreement, (ii) the cost associated with the acquisition of the "tail" coverage described in Section 3.6, and (iii) any Employee Bonuses awarded pursuant to Section 3.7. The Preliminary Closing Balance Sheet shall be complete and accurate in all material respects and shall be prepared in accordance with the terms set forth herein. The Preliminary Closing Balance Sheet shall present fairly the financial position of Trellix as of the Closing Date and shall be prepared in conformity with generally accepted accounting principles applied on a basis consistent with past practice.

          (b) Final Closing Balance Sheet. Within 15 days after the Delivery Date, Interland shall have completed a review of the Preliminary Closing Balance Sheet. After such review, if Interland and the Stockholder Representative reach agreement on the Preliminary Closing Balance Sheet, such balance sheet shall be the "Final Closing Balance Sheet." If however, Interland and the Stockholder Representative are unable to reach agreement on the Preliminary Closing Balance Sheet within 30 days after Interland's completed review, then the parties shall submit the matter to such "Big Four" public accounting firm as is acceptable to the parties hereto (the "Accountants") for resolution. Such resolution by the Accountants shall be set forth in a written report ("Accountants Report") delivered by the Accountants to the parties hereto within 15 days following the submission of such dispute to the Accountants and the Preliminary Closing Balance Sheet as modified in accordance with the Accountant's Report shall be the "Final Closing Balance Sheet" and shall be final and binding upon the parties hereto. The Net Debt of Trellix as reflected on the Final Closing Balance Sheet shall be the Closing Net Debt of Trellix. Any amounts due shall be distributed in accordance with the terms of Section 2.3(a) within one calendar week following the delivery of the Accountants Report to the parties hereto. The fees charged by the Accountants shall be paid 50% by the Stockholders and 50% by Interland. The portion of the fees payable by the Stockholders shall be deducted from the Net Debt Shortfall Escrow, if sufficient funds are available, or if not, from the Indemnity Escrow.

     2.5 CHANGES IN CAPITALIZATION. In the event Interland changes (or establishes a record date for changing) the number of shares of Interland Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, recapitalization, subdivision, reclassification, combination, exchange of shares or similar transaction with respect to the outstanding shares of Interland Common Stock or in the event that shares of Interland Common Stock are converted or exchanged as a result of any consolidation or merger to which Interland is a party, and the record date or the closing date, as the case may be, therefor shall be prior to the Effective Time, the Stock Consideration and Warrant Consideration shall be adjusted to reflect such stock split, stock dividend, recapitalization, subdivision, reclassification, combination, exchange of shares or similar transaction or converted to reflect such consolidation or merger.

                                    ARTICLE 3
                         OTHER COVENANTS AND AGREEMENTS

     3.1 EMPLOYEE MATTERS.

          (a) Offer of Employment. As of the Closing, Interland or the Surviving Corporation will offer continued employment following the Closing to certain persons who are current employees of Trellix immediately prior to Closing and listed on Schedule 3.1 ("Current Employees") on substantially the same terms and conditions as such Current Employees are employed by Trellix (other than with respect to employee benefit coverages) subject to the following conditions: (i) Interland and the Surviving Corporation shall not, and shall not be obligated, to offer employment to those Current Employees who do not meet Interland's then current employment standards; (ii) subject to the terms of any employment agreements, nothing contained herein shall preclude Interland or the Surviving Corporation from revising conditions of employment after the Closing or effecting the termination of any Current Employees after the Closing; and (iii) subject to the terms of any employment agreements and, except as provided herein, Interland and the Surviving Corporation shall have no liability or obligation in respect of any Current Employees of Trellix who reject Interland's or the Surviving Corporation's offer of employment. Current Employees that accept employment with Interland following Closing and that are terminated without cause ("Section 3.1(a) Employees") shall be entitled to severance in accordance with Interland's then current severance policy generally applicable to all employees ("Interland's Severance Policy"). For purposes solely of determining severance due under the preceding sentence, Section 3.1(a) Employees shall be entitled to credit for the last continuous period of service ending on the Closing Date during which such persons were Trellix employees if such period of time would otherwise qualify for benefit purposes under Interland's Severance Policy. The parties acknowledge that Interland will be formulating a transition and integration plan with respect to the Current Employees and agree that no assurance of continued employment of the Current Employees by Interland or the Surviving Corporation is intended under this Agreement (other than the initial hire of Current Employees by Interland or the Surviving Corporation as of the Closing as set forth in this Section 3.1(a)).

          (b)  Employee  Benefits.  With respect to employee  benefits,  nothing contained in this Agreement shall prohibit Interland from changing or eliminating prospectively the benefits of Current Employees of Trellix hired at or after the Closing by Interland or the Surviving Corporation or to eliminate or modify benefits currently being made available by Trellix to any Current Employees.

     3.2 EXPENSES.

          (a) Interland's Expenses. Except as otherwise specifically provided herein, all of the expenses incurred by Interland and Merger Sub in connection with the authorization, negotiation, preparation, execution and performance of this Agreement and other agreements referred to herein, including, without limitation, all fees and expenses of agents, representatives, brokers, counsel and accountants for Interland and Merger Sub, shall be paid by Interland.

          (b) Trellix's Expenses. Except as otherwise specifically provided herein, all expenses incurred by Trellix in connection with the authorization, negotiation, preparation, execution and performance of this Agreement and the other agreements referred to herein, including without limitation, all fees and expenses of agents, representatives, brokers, counsel and accountants for Trellix shall be paid by Trellix.

          (c) Sales, Use and Transfer Taxes. Any and all sales, use and transfer taxes incurred in connection with the transactions described herein will be paid by the party to whom such tax relates.

     3.3 NOTIFICATION OF CERTAIN MATTERS.

          (a) Trellix shall give prompt notice to Interland of the following occurrences that Trellix has Knowledge of:

               (i) Breach of Warranty; Material Adverse Effect. The occurrence or nonoccurrence of any event whose occurrence or nonoccurrence would be likely to cause either (A) any representation or warranty of Trellix contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Closing, or (B) directly or indirectly, any Material Adverse Effect on Trellix at any time from the date hereof to the Closing. The term "Material Adverse Effect" means any change in or effect on the Business of Trellix or the business of Interland, as applicable, that is or may reasonably be expected to be materially adverse to the operations, properties (including intangible properties), condition (financial or otherwise), assets, liabilities or regulatory status of Trellix or the Business or Interland or Interland's business, as applicable.

               (ii) Breach of Covenant. Any material failure of Trellix, or any officer, director, employee or agent of Trellix, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder.

          (b) Interland shall give prompt notice to Trellix of the following occurrences that Interland has knowledge of:

               (i) Breach of Warranty; Material Adverse Effect. The occurrence or nonoccurrence of any event whose occurrence or nonoccurrence would be likely to cause either (A) any representation or warranty of Interland contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Closing, or (B) directly or indirectly, any Material Adverse Effect on Interland at any time from the date hereof to the Closing.

               (ii) Breach of Covenant. Any material failure of Interland, or any officer, director, employee or agent of Interland, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder.

     Notwithstanding the foregoing,  the delivery of any notice pursuant to this
Section 3.3 shall not limit or otherwise affect the remedies available hereunder to Interland or Trellix, as the case may be, upon receiving such notice.

     3.4 CONFIDENTIALITY AND PUBLIC ANNOUNCEMENTS. Except as may be required by law or by NASDAQ, neither party shall make any public announcement at any time from the date hereof to the Closing without the consent of the other, which consent shall not be unreasonably withheld; provided, however, that Trellix shall be permitted to communicate with its employees and stockholders with respect to the Merger and, after reasonable consultation with Interland, with its vendors.

     3.5 INTENTIONALLY DELETED.

     3.6 INDEMNIFICATION OF TRELLIX OFFICERS AND DIRECTORS. Trellix shall obtain, prior to the Closing, effective for a period of six years from the Effective Time, continued "tail" coverage under Trellix's directors and officers liability insurance covering Trellix's officers and directors who served as such prior to the Effective Time.

     3.7 EMPLOYEE MATTERS. Interland acknowledges that Trellix has adopted a special compensation plan in the form attached as Exhibit 3.7 (the "Special Compensation Plan"), which permits the Board of Directors of Trellix (the
"Trellix Board") to award cash bonuses to current employees of Trellix in an aggregate amount not to exceed $1,000,000. The Trellix Board desires to award, after the date hereof and prior to the Closing, cash awards under the Special Compensation Plan to certain employees in acknowledgement of services rendered to Trellix, provided no employee shall receive, and Trellix shall not obligate itself to pay, a bonus under the Special Compensation Plan unless such employee executes a release agreement in form reasonably satisfactory to Interland (the "Release Agreements"). Such bonuses shall be in amounts reasonably acceptable to Interland. No later than ten (10) days after the Closing, Interland shall pay to each employee who has received a bonus under the Special Compensation Plan and who has executed a Release Agreement the amount of his or her respective bonus.

     3.8 RESALE REGISTRATION STATEMENTS.

          (a) Upon the later of ten (10) days after the Closing or December 10, 2002, Interland shall file with the Securities and Exchange Commission a registration statement (the "First Resale Registration Statement") on Form S-3 under the Securities Act, registering 50% of the shares of Interland Common Stock (and 50% of the Warrant Shares) to be issued to the Stockholders of Trellix pursuant to Article 2 hereof, and shall use its commercially reasonable efforts to cause the First Resale Registration Statement to become effective as expeditiously as possible and to remain effective until the second anniversary of the Effective Time.

          (b) Not later than ninety (90) days after the filing of the First Resale Registration Statement, Interland shall file with the Securities and Exchange Commission a second registration statement (the "Second Resale Registration Statement") on Form S-3 under the Securities Act registering the remaining 50% of the shares of Interland Common Stock (and the remaining 50% of the Warrant Shares) to be issued to the Stockholders of Trellix pursuant to
Article 2 hereof, and shall use its commercially reasonable efforts to cause the Second Resale Registration Statement to become effective as expeditiously as possible and to remain effective for two years thereafter. At the option of Interland, the shares to be registered under the Second Resale Registration
Statement may be registered under the First Resale Registration Statement in lieu of filing the Second Resale Registration Statement.

     3.9 RESERVATION OF SHARES OF INTERLAND COMMON STOCK. Interland shall reserve a sufficient number of shares of Interland Common Stock for issuance upon the exercise of the Warrants.

     3.10 NASDAQ NATIONAL MARKET LISTING. Interland shall use its commercially reasonable efforts to cause the shares of Interland Common Stock issued hereunder to be approved for listing on the Nasdaq National Market as soon as practicable.

     3.11 COMPLIANCE WITH SECURITIES LAWS. Interland shall take all steps necessary to comply with securities and blue sky laws of all jurisdictions which are applicable to the issuance of the Interland Common Stock, the Warrants and the Warrant Shares in connection with the Merger. Notwithstanding the foregoing, the parties acknowledge and agree that Interland has and will be relying on the representations of Trellix and the stockholders of Trellix in determining the steps necessary to comply with such securities and blue sky laws, and Interland shall not be liable for any failure to so comply if such failure results from any breach of any representation or warranty of Trellix or its stockholders.

     3.12 THIRD PARTY BENEFICIARIES. The parties hereto hereby acknowledge and agree that Sections 3.8, 3.9, 3.10 and 3.11 are intended to benefit the Stockholders who submit Letters of Transmittal, shall survive the consummation of the Merger, will be binding on Interland (and its successors and assigns) and that the Stockholders who submit Letters of Transmittal shall be intended third party beneficiaries of such provisions.

     3.13 EXPENSES OF COUNSEL TO TRELLIX. The fees and disbursements of Testa, Hurwitz & Thibeault, counsel to Trellix, shall be paid in full at Closing by Interland. The Preliminary Closing Balance Sheet shall include an accrual for such fees and disbursements.

     3.14 TAX MATTERS. Interland will not cause Trellix to liquidate, dissolve, distribute its assets, or merge with Interland (or any of its affiliates) or engage in any similar transaction during the 380 day period following the Closing Date.

                                    ARTICLE 4
              REPRESENTATIONS, WARRANTIES AND COVENANTS OF TRELLIX

     In order to induce Interland and Merger Sub to enter into this Agreement and consummate the transactions contemplated hereby, Trellix makes the following representations, warranties and covenants to Interland and Merger Sub, each of which is material to and is relied upon by Interland:

     4.1 ORGANIZATION AND AUTHORITY OF TRELLIX. Trellix is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Trellix is duly qualified as a foreign corporation in all jurisdictions in which the conduct of its Business or the ownership of its properties requires such qualification, and Schedule 4.1 attached hereto lists all the jurisdictions where Trellix is so qualified. Trellix has all necessary corporate power and authority to own, lease and operate its properties and conduct its business as it is currently being conducted. Trellix does not own, directly or indirectly, any interest in any corporation, partnership, joint venture or other entity.

     4.2 CORPORATE POWER AND AUTHORITY; DUE AUTHORIZATION. Trellix has full corporate power and authority to execute and deliver this Agreement and each of the respective Trellix Transaction Documents (as defined below) to which Trellix is or will be a party and to consummate the transactions contemplated hereby and thereby. "Trellix Transaction Documents" means each of the agreements, documents and instruments referenced in this Agreement to be executed and delivered by Trellix. The board of directors of Trellix has duly approved and authorized the execution and delivery of this Agreement and each of the respective Trellix Transaction Documents and the consummation of the transactions contemplated hereby and thereby, and, except for the requisite stockholder approval pursuant to Trellix's Certificate of Incorporation and the DGCL, no other corporate proceedings on the part of Trellix are necessary to approve and authorize the execution and delivery of this Agreement and the Trellix Transaction Documents and the consummation of the transactions contemplated hereby and thereby. Assuming that this Agreement and each of the Trellix Transaction Documents which are also Interland Transaction Documents (as defined below) constitutes a valid and binding agreement of Interland, this Agreement and each of the Trellix
Transaction Documents constitutes, or will constitute when executed and delivered, a valid and binding agreement of Trellix, in each case enforceable against Trellix by Interland and Merger Sub in accordance with its terms, subject to laws of general application in effect affecting creditors' rights and subject to the exercise of judicial discretion in accordance with general equitable principles. The duly elected officers and directors of Trellix are set forth on Schedule 4.2 attached hereto. True, correct and complete copies of the Certificate of Incorporation, the bylaws and the minutes of the meetings of the board of directors and stockholders of Trellix are contained in the minute books of Trellix. True, correct and complete copies of the minute books and stock books of Trellix have been made available for review by Interland.

     4.3 TITLE TO ASSETS. Other than as set forth on Schedule 4.3 attached hereto, Trellix has good and valid title to all of the assets ("Assets") reflected on its balance sheet or used or held for use in the Business (and a valid and enforceable leasehold interest in the real and personal property which is leased), free and clear of any liens, pledges, encumbrances, claims or similar rights of third parties; provided, however, that "liens, pledges, encumbrances, claims or similar rights of third parties" shall not include the following "Permitted Encumbrances": (i) statutory liens for Taxes that are not yet due and payable or are being contested in good faith by appropriate proceedings; (ii) statutory or common law liens to secure obligations to landlords, lessors or renters under leases or rental agreements confined to the premises rented; (iii) deposits or pledges made in connection with, or to secure payment of, workers' compensation, unemployment insurance, old age pension or other social security programs mandated under applicable laws; (iv) statutory or common law liens in favor of carriers, warehousemen, mechanics and materialmen, to secure claims for labor, materials or supplies and other like liens; (v) restrictions on transfer of securities imposed by applicable state and federal securities laws; and (vi) purchase money security interests securing the purchase price of various assets. All of the Assets used in the Business are, to the Knowledge of Trellix, in good working condition, except for usual wear and tear, obsolescence, and breakdowns in accordance with historical experience.

     4.4 NO CONFLICT; REQUIRED CONSENTS. Other than the filing of the Certificate of Merger with the Secretary of State of Delaware, such filings as may be required under applicable securities laws, and the consents, approvals, authorizations and other actions listed on Schedule 4.4 attached hereto, the execution and delivery by Trellix of this Agreement and the Trellix Transaction Documents and the consummation by Trellix of the transactions contemplated hereby and thereby do not and will not (a) require the consent, approval or action of, or any filing or notice to, any corporation, firm, person or other entity or any public, governmental or judicial authority; (b) violate the terms of any instrument, document or agreement to which Trellix is a party, or by which Trellix or the Assets are bound, or be in conflict with, result in a breach of or constitute (upon the giving of notice or lapse of time or both) a default under any such instrument, document or agreement, or result in the creation of any lien upon any of the property or Assets of Trellix; (c) violate any order, writ, injunction, decree, judgment, ruling, law, rule or regulation of any federal, state, county, municipal, or foreign court or governmental authority applicable to Trellix or relating to the Business; or (d) violate the Certificate of Incorporation or bylaws of Trellix. Trellix is not subject to, or a party to, any mortgage, lien, lease, agreement, contract, instrument, order, judgment or decree or, to Trellix's Knowledge, any other restriction of any kind or character which would prevent or hinder the continued operation of the Business after the Closing on substantially the same basis as theretofore operated.

     4.5 OWNERSHIP OF STOCK OF TRELLIX. Schedule 4.5 attached hereto is a true, correct and complete list of the authorized capital stock, par value per share, number of issued and outstanding shares of capital stock and number of treasury shares for Trellix. All outstanding shares of Trellix' capital stock have been duly authorized, and are validly issued, fully paid and nonassessable and are owned of record and, to the Knowledge of Trellix, beneficially by the stockholders listed on Schedule 4.5 hereto. No one other than the stockholders listed on Schedule 4.5 has any record interest in or, the Knowledge of Trellix, beneficial interest in, the capital stock of Trellix. Except as disclosed on
Schedule 4.5 attached hereto, Trellix has not issued any convertible securities, options, warrants, or entered into any contracts, commitments, agreements, understandings, arrangements or restrictions by which it is bound to issue any additional shares of its capital stock or other securities. Except as disclosed on Schedule 4.5 attached hereto, since December 31, 2001, Trellix has not issued, declared or paid any dividend on, or declared or made any distribution on, or authorized the creation or issuance of, or effected any split-up or any recapitalization of, any of its capital stock of any class or, directly or indirectly, redeemed, purchased or otherwise acquired or authorized the acquisition of any of its outstanding stock or authorized or made any change in its Certificate of Incorporation, or agreed to take any such action and, prior to Closing, Trellix will take no such action without the prior consent of Interland.

     4.6 COMPLIANCE WITH LAWS. Trellix and the Business are in compliance with all applicable laws, orders, rules and regulations of all governmental bodies and agencies. Trellix has not received written notice of, nor does it have

Knowledge of any facts or circumstances that would reasonably lead it to believe that there is or has been, any noncompliance with the foregoing.

     4.7 LICENSES AND PERMITS. Trellix holds and is in compliance with all licenses, permits, concessions, grants, franchises, approvals and authorizations necessary or required for the use or ownership of Trellix and the operation of the Business. Trellix has not received within the twenty-four (24) months preceding the date of this Agreement written notice of any violations in respect of any such licenses, permits, concessions, grants, franchises, approvals or authorizations. No proceeding is pending or, to the Knowledge of Trellix, is threatened, which seeks revocation or limitation of any such licenses, permits, concessions, grants, franchises, approvals or authorizations.

     4.8 FINANCIAL INFORMATION.

          (a) Historical Financial Statements. Trellix has previously delivered to Interland financial statements ("Financial Statements") of Trellix consisting of:

               (i) Audited balance sheets of Trellix as of December 31, 2000 and
December 31, 2001 (the "Fiscal Year-End Balance Sheets") and audited consolidated statements of income and retained earnings and cash flows of Trellix for the twelve month periods then ended, together with the notes thereto and the unqualified accountants' report thereon; and

               (ii) an unaudited balance sheet (the "Interim Balance Sheet") as of October 31, 2002 (the "Interim Balance Sheet Date") and unaudited statements of income and retained earnings and cash flows of Trellix for the ten-month period then ended (collectively, the "Interim Financial Statements").

     The Financial Statements present fairly, in conformity with generally accepted accounting principles applied on a basis consistent with past practice, the financial condition and the results of operations of Trellix as of the dates of such statements and for the periods then ended, except that the Interim Financial Statements do not contain the notes required by generally accepted accounting principles.

          (b) Monthly Financial Statements. With 15 days after the end of each month from the date hereof through the Closing, Trellix will deliver to Interland an unaudited balance sheet for the immediately preceding calendar month and unaudited statements of income and retained earnings and cash flows of Trellix for the month then ended, such that Interland shall receive unaudited monthly financial statements from Trellix for each month following the Interim Balance Sheet Date (collectively the "Monthly Financial Statements"). The Monthly Financial Statements will present fairly, in conformity with generally accepted accounting principles applied on a basis consistent with past practice, the financial condition and the results of operations of Trellix on as of the dates of such statements and for the month then ended, except that the Monthly Financial Statements will not contain the notes required by generally accepted accounting principles.

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

          (c) No Other Liabilities. On the date hereof, there are no liabilities or obligations of Trellix or the Business of any nature, whether liquidated, unliquidated, accrued, absolute, contingent or otherwise of the nature that would be required to disclosed on financial statements prepared in accordance with generally accepted accounting principles except for (i) those that are specifically reflected or reserved against on the Interim Balance Sheet; (ii) that are specifically set forth on Schedule 4.8 attached hereto; (iii) that are specifically reflected or reserved against on the balance sheets contained in the Interim Financial Statements (subject to normal recurring year-end adjustments, the effect of which will not have a Material Adverse Effect on Trellix), or (iv) current liabilities incurred in the ordinary course of business since the date of the Interim Financial Statements.

     4.9 SUFFICIENCY OF ASSETS. During the two-year period prior to the date hereof, Trellix has not sold, conveyed, transferred, or disposed of any material asset used in the conduct of the Business.

     4.10 DEPOSITS. Attached hereto as Schedule 4.10 is a true, correct and complete list of all security and other deposits, prepayments and prepaid expenses of Trellix as of October 31, 2002 (collectively, the "Deposits" and individually, a "Deposit"), setting forth the amount of each Deposit.

     4.11 ACCOUNTS RECEIVABLE; OBLIGATIONS.

          (a) Receivables. Schedule 4.11(a) attached hereto is a true, correct and complete list of all accounts receivable, notes receivable, and other rights of Trellix to receive payments ("Accounts Receivable"), showing the amount and aging thereof, and all such Accounts Receivable listed thereon are bona fide, arose in the ordinary course of business, and are not subject to any disputes or offsets. Except as set forth on Schedule 4.11(a), all such Accounts Receivable are current and to the good faith belief of the officers of Trellix, are collectible in accordance with their terms net of reserves for uncollectibility in the amount reflected on the Interim Financial Statements, at their recorded amounts, and to the good faith belief of the officers of Trellix, are so collectible within 60 days after the Closing Date. The Accounts Receivable schedule will be updated to be true and correct in all material respects at, and as of, the Closing Date and delivered to Interland on or before the Closing.

          (b) Indebtedness. Schedule 4.11(b) attached hereto is a true, correct and complete list of all material obligations for all Known obligations of indebtedness owed by Trellix (including trade payables and accrued expenses) and all obligations of Trellix in respect of the Business incurred other than in the ordinary course of business, stating the origin of the obligation, the security therefor, the amount owed and the terms of payment. None of the items set forth on Schedule 4.11(b) attached hereto is overdue.

     4.12 TAX RETURNS AND PAYMENTS.

          (a) Definitions. As used in this Agreement, the following terms have the specified meanings:

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

               (i) "Tax Authority" shall mean any United States federal, foreign, national, state, county or municipal or other local government, any subdivision, agency, commission or authority thereof, or any quasi-governmental body exercising any taxing authority or any other authority exercising tax regulatory authority.

               (ii) "Tax Return" shall mean any return, amended return, estimated return, information return or statement (including any related or supporting information) filed or to be filed with any Tax Authority in connection with the determination, assessment, collection or administration of any Tax or filed by or including Trellix in respect of the Business.

               (iii) "Tax" or "Taxes" shall mean all taxes, charges, fees, interest, fines, penalties, additions to tax or other assessments, including without limitation, income, excise, environmental, property, sales, gross receipts, gains, transfer, occupation, privilege, employment (including social security and unemployment), use, value added, capital stock or surplus, franchise taxes, and customs duties imposed by any Tax Authority, payable by Trellix or relating to or chargeable against Trellix's assets, revenues or income.

          (b) Payment of Taxes.

               (i) All Tax Returns which are due to have been filed by Trellix in accordance with any applicable law, have been duly filed and are true, correct and complete;

               (ii) all Taxes that are due through the date hereof (whether or not shown on a Tax Return), have been paid in full or are accrued as liabilities for Taxes on the books and records of Trellix;

               (iii) there are not now any extensions of time in effect with respect to the dates on which any Tax Returns were or are due to be filed; (iv) all deficiencies asserted as a result of any examination of any Tax Return of Trellix have been paid in full, accrued on Trellix's books or finally settled;

               (v) no claims for any Taxes have been asserted against Trellix and no deficiencies for any Taxes have been asserted against Trellix or, to the Knowledge of Trellix, proposed or threatened, and, to the Knowledge of Trellix, no audit or investigation of any Tax Return is currently underway, pending or threatened;

               (vi) there are no outstanding agreements by Trellix for the extension of time for the assessment of any Taxes or deficiency thereof, nor are there requests for rulings, requests for information provided to Trellix, notices provided to Trellix of proposed reassessment of any property leased by Trellix, or any other matter pending between Trellix and any Taxing Authority, and

               (vii) Trellix has never been a member of an affiliated group (within the meaning of Section 1504(a) of the Internal Revenue Code of 1986, as amended (the "Code")) filing a consolidated U.S. federal income Tax Return and does not have any liability (whether known or unknown, asserted or unasserted, liquidated or unliquidated, and whether due or to become due) for the Taxes of any Person (other than Trellix) under Treas. Reg. ss. 1.1502-6 (or any similar provision of state, local or foreign law), as transferee or successor, by contract or otherwise.

          (c) Submission of Tax Returns. Trellix has provided to Interland copies of all U.S. federal and state income Tax Returns (together with any examination reports and statements of deficiency) relating to the operations of Trellix for the taxable years ended December 31, 1999, 2000 and 2001.

     4.13 FIXED ASSETS AND VEHICLES. Schedule 4.13 attached hereto is a true, correct and complete list of the fixed assets and vehicles owned or used by Trellix with a depreciated book value of $25,000 or more and the location thereof. Each of the fixed assets and vehicles of Trellix, is in good, safe operating condition and repair consistent with its age and intended use, normal wear and tear excepted. The equipment leased under the Equipment Leases is in good, safe operating condition and repair consistent with its age and intended use, normal wear and tear excepted, and is current being used by Trellix in the operation of the Business.

     4.14 TECHNOLOGY AND INTELLECTUAL PROPERTY RIGHTS.

          (a)  For  the  purposes  of  this  Agreement,   "Trellix  Intellectual
Property" consists of the following intellectual property:

               (i) all patents, trademarks, trade names, domain names, service marks, trade dress, copyrights and any renewal rights therefor, schematics, software, firmware, technology, manufacturing processes, supplier lists, customer lists, trade secrets, know-how, moral rights and applications and registrations for any of the foregoing;

               (ii) all documents, records and files relating to design, end user documentation, manufacturing, quality control, sales, marketing or customer support for all intellectual property described in this Section 4.14(a);

               (iii) all other tangible or intangible proprietary information and materials; and

               (iv) all license and other rights in any third party product or any third party intellectual property described in (i) through (iii) above; that are owned or held by or on behalf of Trellix or that are being, and/or have been, used, or are currently under development for use, in the Business.
Schedule 4.14 lists: (x) all patents, copyright registrations, registered trademarks, registered service marks, domain names, trade dress, any renewal rights for any of the foregoing, and any applications and registrations for any of the foregoing, that are included in Trellix Intellectual Property and owned by or on behalf of Trellix; (y) all hardware products and tools, software products and tools and services that are currently published, offered, or under development by Trellix; and (z) all licenses, sublicenses and other agreements to which Trellix is a party and pursuant to which Trellix or any other person is authorized to use any Trellix Intellectual Property or exercise any other right with regard thereto. Trellix has provided for review by Interland true, correct, and complete copies of all agreements described in (z) of the foregoing sentence.

          (b) Trellix Intellectual Property consists solely of items and rights that are either: (i) owned solely by Trellix; (ii) in the public domain; or
(iii) rightfully used and authorized for use by Trellix and its successors pursuant to a valid license. All Trellix Intellectual Property that consists of license or other rights to third party property is separately set forth in
Schedule 4.14. Trellix has all rights in Trellix Intellectual Property necessary to carry out Trellix's Business, including without limitation rights to make, use, reproduce, modify, adapt, create derivative works based on, translate, distribute (directly and indirectly), transmit, display and perform publicly, license, rent, lease, assign and sell Trellix Intellectual Property in all relevant geographic locations and fields of use, and to sublicense any or all such rights to third parties.

          (c) Trellix is not, nor as a result of the execution or delivery of this Agreement and all other agreements contemplated hereby, or performance of Trellix's obligations hereunder or the consummation of the Merger, will Trellix be, in violation of any license, sublicense or other agreement relating to any Trellix Intellectual Property to which Trellix is a party or otherwise bound. Except as provided on Schedule 4.14, Trellix is not obligated to provide any consideration (whether financial or otherwise) to any third party, nor is any third party otherwise entitled to any consideration from Trellix, with respect to any exercise of rights by Trellix or the Surviving Corporation, in Trellix Intellectual Property.

          (d) The use, reproduction, modification, distribution, licensing, sublicensing, sale, or any other exercise of rights in any product, work, technology, service or process as used, provided, or offered at any time, or as proposed for use, reproduction, modification, distribution, licensing, sublicensing, sale, or any other exercise of rights, by Trellix does not infringe any copyright, issued patent, trade secret, trademark, service mark, trade name, domain name, firm name, logo, trade dress, moral right, other intellectual property right, right of privacy, or right in personal data of any Person in the United States. Except as set forth in Schedule 4.14, no claims (i) challenging the validity, effectiveness, or ownership by Trellix of any Trellix Intellectual Property, or (ii) to the effect that the use, reproduction, modification, manufacturing, distribution, licensing, sublicensing, sale, or any other exercise of rights in any product, work, technology, service, or process as used, provided or offered at any time, or as proposed for use, reproduction, modification, distribution, licensing, sublicensing, sale, or any other exercise of rights, by Trellix infringes or will infringe on any intellectual property or other proprietary or personal right of any Person have been asserted to Trellix or, to Trellix's Knowledge, are threatened by any Person nor, to Trellix's Knowledge, are there any valid grounds for any bona fide claim of any such kind. There are no legal or governmental proceedings, including interference, re-examination, reissue, opposition, nullity, or cancellation proceedings pending that relate to any Trellix Intellectual Property, other than review of pending applications for patents, and to Trellix's Knowledge, there is no information indicating that such proceedings are threatened or contemplated by any Governmental Entity or any other Person. All granted or issued patents and all registered trademarks and copyright registrations owned by Trellix are valid, enforceable and subsisting. To Trellix's Knowledge, there is no unauthorized use, infringement, or misappropriation of any Trellix Intellectual Property by any third party, employee or former employee.

          (e) Trellix has secured from all parties who have created any portion of, or otherwise have any rights in or to, Trellix Intellectual Property valid and enforceable written assignments of any such work or other rights to Trellix and has provided true and complete copies of such assignments to Interland.

          (f) Trellix has obtained written agreements from all employees and from third parties with whom Trellix, to its Knowledge, has shared confidential proprietary information (i) of Trellix or (ii) received from others that Trellix is obligated to treat as confidential and to obtain the written agreement of employees and others to keep confidential, which agreements require such employees and third parties to keep such information confidential in accordance with the terms thereof. Trellix has provided copies of such written agreements, as executed, to Interland.

     4.15 CONTRACTS. Schedule 4.15 attached hereto sets forth a true, correct and complete list of all written and oral contracts, agreements, leases and other instruments to which Trellix is a party and pursuant to which the aggregate amount to be paid by any party to the contract exceeds $75,000 or which cannot be terminated without penalty on 30 days or less notice, including without limitation any such agreements with distributors, vendors, suppliers, customers and independent contractors (collectively, the "Contracts"). The aggregate amount to be paid by any party pursuant to written or all contracts, agreements, leases and other instruments to which Trellix is a party and which are not listed on Schedule 4.15 does not exceed $250,000. Prior to execution of this Agreement, Trellix has provided to Interland true, correct and complete copies of the written Contracts and descriptions of terms of oral Contracts, including any and all amendments thereto. Assuming the Contracts constitute the valid and binding agreements of the parties thereto other than Trellix, such Contracts are valid, legally binding and enforceable against Trellix and the other parties thereto, subject to laws of general application in effect affecting creditors' rights and subject to the exercise of judicial discretion in accordance with general equitable principles. Neither Trellix nor, to the Knowledge of Trellix, any other party to any of the Contracts is in breach of, or in default under, any of the Contracts and no event has occurred which, with the notice or lapse of time, or both, would constitute a default by Trellix or, to the Knowledge of Trellix, any other party to any of the Contracts.

     4.16 LITIGATION; JUDGMENTS. Except as set forth on Schedule 4.16 attached hereto, there are no legal actions, investigations or proceedings pending or, to the Knowledge of Trellix, threatened against Trellix or any of its Assets before any court, tribunal or governmental body. There is no action, proceeding or investigation pending, or to the Knowledge of Trellix, threatened against or involving Trellix, or the operation of the Business, nor is there any action or proceeding pending or, to the Knowledge of Trellix, threatened before any court, tribunal or governmental body seeking to restrain or prohibit or to obtain damages or other relief in connection with the consummation of transactions contemplated by this Agreement, or which might materially and adversely affect the Business or the Assets, or Trellix's ability to consummate the transactions contemplated by this Agreement and the Transaction Documents. Trellix is not subject to any judgment, order or decree entered in any lawsuit or proceeding relating to the Assets or the operation of the Business.

     4.17 INSURANCE. Schedule 4.17 attached hereto lists all of the insurance policies maintained by Trellix, which schedule includes the name of the insurance Trellix, the policy number, a description of the type of insurance covered by such policy, the dollar limit of the policy, and the annual premiums for such policy. All premiums thereon have been paid or accrued, and Trellix has received no notice of cancellation with respect thereto. Trellix will maintain its insurance policies in full force and effect through the Closing Date. Except as set forth on Schedule 4.17, to the Knowledge of Trellix, there are no pending or threatened terminations of, or premium increases with respect to, any of such policies and bonds, and Trellix is in compliance with all conditions contained therein. Trellix has provided to Interland true, complete and correct copies of all of the above-described insurance policies.

     4.18 EMPLOYEES;  UNION; LABOR.  Except as otherwise  designated on Schedule
4.18 attached hereto, Trellix does not use the services of independent contractors or consultants in connection with the Business. Trellix is not a party to any collective bargaining agreement or any other contract, written or oral, with any trade or labor union, employees' association or similar organization. There are no strikes, slowdowns, picketing, work stoppages or labor disputes pending or, to the Knowledge of Trellix, threatened, or to the Knowledge of Trellix, any attempts at union organization of the employees of Trellix. All salaries and wages paid and withheld by Trellix are in compliance with all applicable federal, state and local laws. Schedule 4.18 attached hereto lists each current employee of Trellix as well as any former employee of Trellix whose employment by Trellix ceased for any reason since January 1, 2002. Set forth opposite the name of each such employee are: the positions held; the beginning and ending employment dates; the reason for the cessation of employment; and the total annual (or, as applicable, annualized) compensation paid to such employee by Trellix, including any bonus and perquisites. Where
Schedule 4.18 includes the name of an employee who is paid on an hourly basis, the compensation listed is on the basis of 2080 times the current hourly wage.

     4.19 BENEFIT PLANS AND ERISA.

          (a) Employee Benefit Plans of Trellix. Schedule 4.19 attached hereto sets forth a true and complete list of each "employee benefit plan" (as defined by Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and any other bonus, profit sharing, pension, compensation, deferred compensation, stock option, stock purchase, fringe benefit, severance, post-retirement, scholarship, disability, sick leave, vacation, individual employment, commission, bonus, payroll practices, retention, or other plan, agreement, policy, trust fund or arrangement (each such plan, agreement, policy, trust fund or arrangement is referred to herein as an "Employee Benefit Plan," and collectively, the "Employee Benefit Plans") that is currently in effect or, for an Employee Benefit Plan that is or was subject to Title IV of ERISA, was maintained since December 31, 1996 or which has been approved before the date hereof but is not yet effective, that provides a material amount of benefits, for the benefit of (i) directors or employees of Trellix working in the Business or any other persons performing services for Trellix in the Business, (ii) former directors or former employees of Trellix working in the Business or any other persons formerly performing services for Trellix in the Business, or (iii) beneficiaries of anyone described in (i) or (ii) (collectively, "Business Employees") or with respect to which Trellix or any "ERISA Affiliate" (hereby defined to include any trade or business, whether or not incorporated, other than Trellix, which has employees who are or have been at any date of determination occurring within the preceding six (6) years treated pursuant to
Section 4001(a)(14) of ERISA or Section 414 of the Code as employees of a single employer which includes Trellix) has or has had any obligation on behalf of any Business Employee. Except as disclosed on Schedule 4.19 attached hereto, there are no other material benefits to which any Business Employee is entitled or for which Trellix has any obligation.

          (b) Documents Delivered. Trellix has delivered to Interland, with respect to each Employee Benefit Plan, true and complete copies of (i) the current documents embodying and relating to each Employee Benefit Plan, including, without limitation, the current plan documents and documents creating any trust maintained pursuant thereto, all amendments, investment management agreements, group annuity contracts, administrative service contracts, insurance contracts, collective bargaining agreements, the most recent summary plan description and each summary of material modification the contents of which has not yet been incorporated into the current summary plan description, and employee handbooks, (ii) if applicable, annual reports including but not limited to Forms 5500, 990 and 1041 for the last three (3) years for the plan or any related trust, (iii) if applicable, actuarial valuation reports and financial statements for the last three (3) years, and (iv) each material communication involving the plan or any related trust to or from the Internal Revenue Service ("IRS"), Department of Labor ("DOL"), Pension Benefit Guaranty Corporation ("PBGC") or any other governmental authority including, without limitation, the most recent determination letter received from the IRS pertaining to any Employee Benefit Plan intended to qualify under Sections 401(a) or 501(c)(9) of the Code, but excluding any matters which have been resolved and for which Trellix does not reasonably expect any liability or unpaid tax or penalty.

          (c) Compliance with ERISA and Code. Each Employee Benefit Plan is in compliance with the provisions of ERISA and the provisions of the Code applicable to it in all material respects. Except as set forth in Schedule 4.19 attached hereto, Trellix has not maintained or contributed to any plan subject to the minimum funding standards of Section 302 of ERISA or Section 412 of the Code during its last six (6) fiscal years, and each plan maintained by an ERISA Affiliate which is subject to Title IV of ERISA or Section 412 of the Code is fully accrued and funded in material compliance with ERISA and the Code as of the Closing Date, and if any such plan or plans were terminated as of the Closing Date, the termination would satisfy the minimum funding requirements of ERISA and the Code for a "standard termination" as defined by Section 4041(b) of ERISA. Each such Employee Benefit Plan which is an Employee Pension Benefit Plan (as defined in Section 3(2) of ERISA) has received a determination letter or may rely on an opinion letter from the Internal Revenue Service to the effect that it meets the requirements of Section 401(a) of the Code or time remains within a remedial amendment period in which to apply for such a determination letter.

          (d) Multiple Employer Arrangements. Trellix has no obligation to contribute to or provide benefits pursuant to, and has no other liability of any kind with respect to, (i) a "multiple employer welfare arrangement" (within the meaning of Section 3(40) of ERISA), or (ii) a "plan maintained by more than one employer" (within the meaning of Section 413(c) of the Code).

          (e) Multiemployer Plans. Except as listed on Schedule 4.19, neither Trellix nor any ERISA Affiliate maintains or contributes to, is required to maintain or contribute to, or, since April 29,1980, has maintained or contributed to, a "multiemployer plan" (as defined by Section 4001(a)(3) of ERISA). With respect to any Multiemployer Plan listed on Schedule 4.19, Trellix has no withdrawal liability under Part 1 of Subtitle E of Title IV of ERISA as a result of either a "complete withdrawal" (as defined in Section 4203 of ERISA) or a "partial withdrawal" (as defined in Section 4205 of ERISA) by Trellix from such Employee Benefit Plan occurring on or prior to the date hereof.

          (f) Certain Disclosures and Statements Relating to Employee Benefit Plans. With respect to each Employee Benefit Plan and except as otherwise set forth on Schedule 4.19 attached hereto:

               (i) Qualified and Tax Exempt Status of Plans and Trusts. Each Employee Benefit Plan which is described in Section 3(2) of ERISA qualifies under Section 401(a) of the Code and has received a determination letter or opinion letter from the IRS to the effect that the Employee Benefit Plan is qualified under Section 401 of the Code and that any trust maintained pursuant thereto is exempt from federal income tax under Section 501 of the Code, and nothing has occurred or is reasonably expected to occur that caused or could cause the loss of such qualification or exemption or the imposition of any penalty or tax liability, or time remains within a remedial amendment period to apply for such letter;

               (ii) Required Payments. All payments required by the Employee Benefit Plan, any collective bargaining agreement or by law (including all amounts of contributions, insurance premiums, premiums due the PBGC or intercompany charges) with respect to all periods through the date hereof have been made;

               (iii) Reports, Documents and Notices. There are no violations of or failures to comply with ERISA and the Code with respect to the filing of applicable reports, documents, and notices regarding the Employee Benefit Plan with the DOL, the IRS, the PBGC or any other governmental authority, or any of the assets of the Employee Benefit Plan or any related trust;

               (iv) Claims or Other Legal Action. No claims, lawsuit, arbitration or other action has been asserted or instituted or threatened in writing against the Employee Benefit Plan, any trustee or fiduciaries thereof, Trellix or any ERISA Affiliate, any director, officer or employee thereof, or any of the assets of the Employee Benefit Plan or any related trust, except routine claims for benefits or relating to qualified domestic relations orders (within the meaning of Section 414(p)of the Code);

               (v) Amendments. All material amendments required to bring the Employee Benefit Plan into conformity with applicable law, including, without limitation, ERISA and the Code, have been timely adopted or time remains within a remedial amendment to do so;

               (vi) Bonding. Any bonding required with respect to the Employee Benefit Plan in accordance with the applicable provisions of ERISA has been obtained and is in full force and effect in all material respects;

               (vii) Plan Administration. The Employee Benefit Plan complies with and has been maintained and operated in accordance with its respective terms and the terms and provisions of applicable law, including, without limitation, ERISA and the Code (including rules and regulations thereunder);

               (viii) Prohibited Transactions. No "prohibited transaction" (within the meaning of Section 4975 of the Code and Section 406 of ERISA) has occurred or is expected to occur with respect to the Employee Benefit Plan (and the transactions contemplated by this Agreement will not constitute or directly or indirectly result in such a "prohibited transaction") which has subjected or could subject Trellix, any ERISA Affiliate or Interland, or any officer, director or employee of Trellix, any ERISA Affiliate or Interland, or the Employee Benefit Plan trustee, administrator or other fiduciary, to a tax or penalty on prohibited transactions imposed by either Section 502 of ERISA or
Section 4975 of the Code or any other liability with respect thereto;

               (ix) Audits. The Employee Benefit Plan is not under audit or investigation by the IRS or the DOL or any other governmental authority and no such completed audit, if any, has resulted in the imposition of any tax, interest or penalty;

               (x) Tax Compliance for Certain Welfare Benefits and Other Plans. If the Employee Benefit Plan purports to provide benefits which qualify for tax-favored treatment under Sections 79, 105, 106, 117, 120, 125, 127, 129 or 132 of the Code, the Employee Benefit Plan satisfies the requirements of said Section(s) in all material respects;

               (xi) Unilateral Amendments; Termination. The Employee Benefit Plan may be unilaterally amended or terminated on no more than ninety days' notice except as otherwise provided by law;

               (xii) VEBAS. If the Employee Benefit Plan purports to be a voluntary employee beneficiary association ("VEBA"), a request for a determination letter for the VEBA has been submitted to and approved by the IRS that the VEBA is exempt from federal income tax under Section 501(c)(9) of the Code, and nothing has occurred or is expected to occur that caused or could cause the loss of such qualification or exemption or the imposition of any tax, interest or penalty with respect thereto;

               (xiii) No Termination Liability. The Employee Benefit Plan has not been terminated under circumstances which would result in liability to the PBGC;

               (xiv) No Reportable Event. No "reportable event" (within the meaning of Section 4043 of ERISA) has occurred for which the notice requirement has not been waived; and

               (xv) No Termination Proceeding. If the Employee Benefit Plan is subject to Title IV of ERISA, no proceeding has been or is expected to be initiated to terminate the plan.

          (g) Post-Closing Liabilities. With respect to all periods ending on the Closing, Interland shall not, as a result of the transactions contemplated by this Agreement (or any employment by Interland of Business Employees): become liable for any amount of contribution, tax, lien, penalty, cost, interest, claim, loss, action, suit, damage, cost assessment or other similar type of liability or expense of Trellix or any ERISA Affiliate (including predecessors thereof) with regard to any Employee Benefit Plan or any Employee Benefit Plan sponsored, maintained or contributed to by an ERISA Affiliate (including predecessors thereof) (assuming a like definition of "Employee Benefit Plan" were applicable to ERISA Affiliates as to those same types of agreements, policies, trusts, funds and arrangements sponsored, maintained or contributed to by them) (each such plan for an ERISA Affiliate, an "ERISA Affiliate Employee Benefit Plan"), including, without limitation withdrawal liability arising under Title IV, Subtitle E, Part 1 of ERISA, liabilities to the PBGC, or liabilities under Section 412 of the Code or Section 302(a)(2) of ERISA.

          (h) Liens, Excise and Other Taxes and Certain Other Matters. Trellix is not subject to any liens, and excise or other taxes, under ERISA, the Code or other applicable law relating to any Employee Benefit Plan; has not ceased operations at a facility so as to become subject to the provisions of Section 4062(e) of ERISA; has not withdrawn as a substantial employer so as to become subject to the provisions of Section 4063 of ERISA; and has not ceased making contributions to any Employee Benefit Plan subject to 4064(a) of ERISA to which Trellix or any ERISA Affiliate made contributions at any time during the six (6) years prior to the date hereof.

          (i) COBRA. Trellix, each ERISA Affiliate, each Employee Benefit Plan and each Employee Benefit Plan "sponsor" or "administrator" (within the meaning of Section 3(16) of ERISA) has complied with the applicable requirements of Part 6 of Subtitle B of Title I of ERISA and Section 4980B of the Code (such statutory provisions and predecessors thereof are referred to herein collectively as "COBRA"). Schedule 4.19 attached hereto lists the name of each Business Employee who has experienced a "Qualifying Event" (as defined in COBRA) with respect to an Employee Benefit Plan who is eligible for "Continuation

Coverage" (as defined in COBRA) and whose maximum period for Continuation Coverage required by COBRA has not expired. Included in such list are the current address for each such individual, the date and type of each Qualifying Event, whether the individual has already elected Continuation Coverage and, for any individual who has not yet elected Continuation Coverage, the date on which such individual was notified of his or her rights to elect Continuation Coverage. Schedule 4.19 attached hereto also lists the name of each Business Employee who is on a leave of absence (whether or not pursuant to the Family and Medical Leave Act of 1993, as amended ("FMLA")) and is receiving or entitled to receive health coverage under an Employee Benefit Plan, whether pursuant to FMLA, COBRA or otherwise.

          (j) Defined Benefit Plans. No Employee Benefit Plan is subject to Part 3 of Title I of ERISA, Title IV of ERISA or Section 412 of the Code.

          (k) Effect of Merger. Except as set forth on Schedule 4.19, the consummation of the transactions contemplated by this Agreement, other than any decision by Interland or Surviving Corporation not to offer continuing employment to any current employee, will not give rise to any additional liability for any employee benefits, including, without limitation, liability for severance pay, unemployment compensation, termination pay or withdrawal liability, or accelerate the time of payment or vesting or increase the amount of compensation or benefits due to any Business Employee.

          (l) Parachute Payments. No amounts payable under any Employee Benefit Plan, including the Special Compensation Plan, as a result of the Merger or as a result of any other transaction involving Trellix on or prior to the Closing will fail to be deductible for federal income tax purposes by virtue of Section 280G of the Code, as such Section of the Code is currently in effect.

          (m) Retiree Benefits. Except as set forth on Schedule 4.19 attached hereto, no Employee Benefit Plan provides for any benefits of any kind whatsoever (other than under COBRA, the Federal Social Security Act, state law continuation coverage or conversion rights, or any Employee Benefit Plan qualified under Section 401(a) of the Code) to any Business Employee who, at the time the benefit is to be provided, is a former director or former employee of, or other provider of services to, Trellix or an ERISA Affiliate (or a beneficiary of any such person), or any other Business Employee, nor have any representations, agreements, covenants or commitments been made to provide such benefits.

          (n) Changes to Employee Benefit Plans and Compensation to Business Employees. Since December 31, 2001, and through the Closing Date, neither Trellix nor any ERISA Affiliate has, nor will it, (i) institute or agree to institute any new employee benefit plan or practice providing a material level of benefits, (ii) make or agree to make any change in any Employee Benefit Plan that would materially increase the costs of providing benefits under the plan,
(iii) make or agree to make any material increase in the compensation payable or to become payable by Trellix or any ERISA Affiliate to any Business Employee (other than regularly scheduled increases), or (iv) except pursuant to this Agreement and except for contributions required to provide benefits pursuant to the provisions of the Employee Benefit Plans or in accordance with prior business practice, pay or accrue or agree to pay or accrue any bonus, percentage of compensation, or other like benefit to, or for the credit of, any Business Employee.

     4.20 IMMIGRATION MATTERS.

          (a) Current Employees. With respect to all current employees (as defined in Section 274a.1(g) of Title 8, Code of Federal Regulations) of Trellix, true and complete copies of all Forms I-9 (Employment Eligibility Verification Forms) completed pursuant to the Immigration Reform and Control Act of 1986, as amended, and all regulations promulgated thereunder ("IRCA") and any and all copies of documentation, records or other papers retained with Forms I-9 (Employment Eligibility Verification Forms), will be delivered to Interland prior to the Closing. Trellix has complied with IRCA with respect to the completion of Forms I-9 for all employees and the reverification of the employment status of any and all employees whose employment authorization documents indicated a limited period of employment authorization.

          (b) Former Employees. Except as set forth on Schedule 4.20(b), with respect to all former employees who left the employment within three years prior to Closing, Trellix has complied with IRCA with respect to the maintenance of Forms I-9 for at least three years from the date of hire or for one year beyond the date of termination, whichever is later. Except as set forth on Schedule 4.20(b), true and complete copies all Forms I-9 maintained for former employees pursuant to IRCA, and any and all copies of documentation, records or other papers retained with Forms I-9, will be delivered to Interland prior to the Closing.

          (c) Visa Status. Schedule 4.20(c) attached hereto contains a true and complete list of all current employees of Trellix, if any, who are not citizens of the United States or who are not permanent residents of the United States, together with a listing of each such employee's visa status and visa expiration date. Trellix maintains current files containing all Labor Condition Applications (LCA) and related public and non-public access documentation which it must present upon request by the U. S. Department of Labor or the general public, including but not limited to all documentation noted in 20 CFR ss. 655.760.

          (d) Authorization to Work in U.S. Trellix has only employed in respect of the Business individuals authorized to work in the United States. Within the twenty-four (24) months preceding the execution of this Agreement, Trellix has not received any written notice of any inspection or investigation relating to any alleged noncompliance with or violation of IRCA, nor has it been warned, fined or otherwise penalized by reason of any failure to comply with IRCA.

          (e) Effect of Merger. The consummation of the transactions contemplated by this Agreement will not, (i) give rise to any liability for the failure to properly complete and update Forms I-9, (ii) give rise to any liability for the employment of individuals not authorized to work in the United States or (iii) cause any current employee to become unauthorized to work in the United States.

     4.21 BROKERS FEES AND EXPENSES. Trellix has not retained or utilized the services of any broker, finder or intermediary, or paid or agreed to pay any fee or commission to any person or entity for or on account of the transactions contemplated hereby, or had any communications with any person or entity with respect thereto which would obligate Interland to pay any such fees or commissions.

     4.22 ABSENCE OF MATERIAL CHANGES. Except as set forth in Schedule 4.22 attached hereto, since the Interim Balance Sheet Date:

               (i) there has not been any Material Adverse Effect in the condition (financial or otherwise) of the Business, the liabilities or the Assets in respect of the Business;

               (ii) to Trellix's Knowledge, there has been no Material Adverse Effect in Trellix's relations with, nor has Trellix lost (or received written notice that it may lose) any distributors, suppliers, resellers, or customers with which Trellix has significant business relations;

               (iii) Trellix has operated the Business in the ordinary course and has not sold, assigned, or transferred any of the Assets, except in the ordinary course of the Business consistent with past practice;

               (iv) Trellix has not mortgaged, pledged or subjected to any lien, pledge, mortgage, security interest, conditional sales contract, or other encumbrance of any nature whatsoever (other than Permitted Encumbrances), any of the Assets or affected the ownership of Trellix's issued and outstanding equity securities;

               (v) there has been no amendment, termination, or waiver of any right of Trellix under any contract, governmental license or permit that reasonably may be anticipated to have a Material Adverse Effect on the Assets, the Business or, to the Knowledge of Trellix, the ownership of issued and outstanding equity securities of Trellix;

               (vi) Trellix has not:

                    (A) paid any judgment resulting from any suit, proceeding, arbitration, claim or counterclaim in respect of the Assets or the Business in excess of $10,000.00 (provided that all such excluded payments do not aggregate to more than $50,000.00);

                    (B) made any such payment to any party in settlement of any such suit, proceeding, arbitration, claim or counterclaim in excess of $10,000.00 (provided that all such excluded payments do not aggregate to more than $50,000.00);

                    (C) written down or failed to write down (in accordance with generally accepted accounting principles), or written up the value of any Assets;

                    (D) made any material changes in the customary methods of operation of the Business, including practices and policies relating to accounting, purchasing, marketing, selling or payment of trade creditors;

                    (E) except in respect of ordinary trade payables, incurred any indebtedness or guaranteed any indebtedness, except for borrowings under existing loans or lines of credit in the ordinary course of business consistent with past practice or bridge financing provided by existing stockholders of Trellix after the execution of this Agreement and prior to Closing, provided such bridge financing shall not exceed, in the aggregate, the portion of the Cash Consideration to be received by the Stockholders at Closing;

                    (F) issued or sold any of its stock, notes, bonds or other securities, or any option, warrant or other rights to purchase the same;

                    (G) taken any action other than in the ordinary course of Business and in a manner consistent with past practices with respect to increasing the compensation of any employee of Trellix in the Business or with respect to the grant or increase of any severance or termination pay to any such person (otherwise than as disclosed to Interland in writing prior to the date hereof) or entered into, adopted, or terminated any employee benefit or employee benefit plan;

                    (H) declared, set aside or paid any dividend or distribution payable in cash, stock, property or otherwise with respect to Trellix's capital stock; split, combined or reclassified any of Trellix's capital stock; or redeemed, repurchased or otherwise acquired any of Trellix's capital stock;

                    (I) amended its Certificate of Incorporation or Bylaws;

                    (J) made any loans, advances or capital contributions to or investments in any person or entity;

                    (K) made any Tax election or settled or compromised any Tax liability, other than in the ordinary course, or entered into any tax sharing agreements or arrangements with any party;

                    (L) paid, discharged or satisfied any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in the financial statements (or the notes thereto) of Trellix or incurred in the ordinary course of business consistent with past practice; or

                    (M) agreed, whether in writing or otherwise, to take any of the actions specified in this Section 4.22.

     4.23 BANK ACCOUNTS. Schedule 4.23 attached hereto contains a true, complete and correct list showing the name and location of each bank or other institution in which Trellix has any deposit account or safe deposit box in respect of the Business, together with a listing of account numbers and the persons authorized to draw thereon or have access thereto.

     4.24 CERTAIN ARRANGEMENTS.

          (a) Transactions among Affiliated Parties. Except for bridge financing provided by existing stockholders of Trellix after the execution of this Agreement and prior to Closing, which bridge financing shall not exceed, in the aggregate, the portion of the Cash Consideration to be received by the Stockholders at Closing, for the prior two years ending on (i) the date of this Agreement and (ii) at Closing, ending on the Closing Date, there has been no material direct or indirect transaction (other than in respect of stock ownership, employee salary, bonus, travel or expense account reimbursement in the ordinary course of business consistent with past practice) that any stockholder, director, officer, employee or other affiliate of Trellix has or had with Trellix, including without limitation:

               (i) any material contract, agreement, understanding, commitment or other arrangement providing for the furnishing of services, or the rental of real or personal property from or otherwise requiring payments to any such person (outside of his or her capacity as such stockholder, director, officer, employee or other affiliate) or to any such relative of such person; and

               (ii) any material loans or advances to or from Trellix (exclusive of travel advances, expense advances, and normal salary advances in connection with vacation periods, or compensation, or travel or expense account reimbursement, all in the ordinary course of business), giving for each the principal amount outstanding, interest rate, maturity date and security therefore.

          (b) Ownership Rights. No affiliate of Trellix owns or has any rights in or to any of the Assets, properties or rights used by Trellix in the Business.

     4.25 ENVIRONMENTAL MATTERS.

          (a) Trellix is in compliance with and has complied with all federal, state and local laws (including, without limitation, case law, rules, regulations, orders, judgments, decrees, permits, licenses and governmental approvals) which are intended to protect the environment and/or human health or safety (collectively, "Environmental Laws");

          (b) Trellix has not handled, generated, used, stored, transported or disposed of any material, substance or waste which is regulated by Environmental Laws ("Hazardous Materials"), except for reasonable amounts of ordinary office and/or office-cleaning supplies which have been used, stored and disposed of in compliance with Environmental Laws;

          (c) to the Knowledge of Trellix, there is not now any underground storage tank or asbestos on any real property operated or leased by Trellix;

          (d) Trellix has not conducted, nor does it have Knowledge of, any environmental investigations, studies, audits, tests, reviews or analyses, the purpose of which was to discover, identify, or otherwise characterize the condition of the soil, groundwater, air or the presence of Hazardous Materials at any real property operated or leased by Trellix;

          (e) To Trellix's Knowledge, there are no "Environmental Liabilities". For purposes of this Agreement, "Environmental Liabilities" are any past, present or future claims, demands, or liabilities under Environmental Laws which
(i) arise out of or in any way relate to Trellix's operations or activities, or any real property at any time operated or leased by Trellix, use or ownership thereof, whether vested or unvested, contingent or fixed, actual or potential, and (ii) arise from or relate to actions occurring (including any failure to act) or conditions existing on or before the Closing Date;

          (f) Trellix has not received any written actual notice of, and to the Knowledge of Trellix, no governmental authority or any employee or agent thereof has determined, or threatens to determine, that there exists a violation of any Environmental Laws at any real property currently or formerly owned, used or occupied by Trellix (the "Properties") or that Trellix or the Properties have incurred any liability under any Environmental Laws;

          (g) There are no agreements between Trellix and any governmental body or agency (federal, state or local) relating in any way to the presence, spill, discharge, release, threat of release, storage, treatment or disposal of any Hazardous Materials; and

          (h) There are no Environmental Laws applicable to the Properties that would require Trellix to obtain the approval of or provide notice to any governmental authority (which has not been obtained or provided) as a condition to the consummation of the Merger.

     4.26 REAL PROPERTY; LEASES IN EFFECT. Trellix does not own any real property. All real property and personal property leases and subleases to which Trellix is a party and any amendments or modifications thereof are listed in
Schedule 4.26 (each a "Lease" and collectively, the "Leases") and are valid and in full force and effect, and there are no defaults on the part of Trellix beyond applicable notice and cure periods, and Trellix has not received or given notice of default or claimed default with respect to any Lease. True and complete copies of each Lease have been provided to Interland, and such Leases constitute the entire understanding relating to Trellix's use and occupancy of the leased premises. To the Knowledge of Trellix, the improvements located on the real property described in the Leases are not the subject of any official complaint or notice of violation of any applicable zoning ordinance or building code and there is no condemnation proceeding pending or threatened against Trellix.

                                    ARTICLE 5
                         REPRESENTATIONS AND WARRANTIES
                           OF INTERLAND AND MERGER SUB

     In order to induce Trellix to enter into this Agreement and consummate the transactions contemplated hereby, Interland and Merger Sub hereby make the following representations, warranties and covenants to Trellix as follows, each of which is material to and relied upon by Trellix:

     5.1 ORGANIZATION OF INTERLAND AND MERGER SUB. Interland is a corporation duly organized and validly existing and in good standing under the laws of the State of Minnesota. Merger Sub is a corporation duly organized and validly existing and in good standing under the laws of the State of Delaware. Each of Interland and Merger Sub has all necessary corporate power and authority to own, lease and operate its respective properties and to carry on its respective businesses as now being conducted by it.

     5.2 CORPORATE POWER AND AUTHORITY; DUE AUTHORIZATION. Interland and Merger Sub have full corporate power and authority to execute and deliver this Agreement and each of the agreements, documents and instruments referenced in this Agreement to which each of Interland and Merger Sub is or will be a party ("Interland Transaction Documents") and to consummate the transactions contemplated hereby and thereby. The Boards of Directors of Interland and Merger Sub have duly approved and authorized the execution and delivery of this Agreement and each of Interland Transaction Documents and the consummation of the transactions contemplated hereby and thereby (including the issuance of the Share Consideration and the Warrant Consideration), and no other corporate proceedings on the part of Interland and Merger Sub are necessary to approve and authorize the execution and delivery of this Agreement and such Interland Transaction Documents and the consummation of the transactions contemplated hereby and thereby. Assuming that this Agreement, the Letters of Transmittal, the Stockholder Transaction Documents, and each of Interland Transaction Documents constitutes a valid and binding agreement of Trellix or Stockholders, as the case may be, this Agreement and each of Interland Transaction Documents constitutes, or will constitute when executed and delivered, a valid and binding agreement of Interland and Merger Sub, in each case enforceable against Interland and Merger Sub in accordance with its terms, subject to laws of general application in effect affecting creditors' rights and subject to the exercise of judicial discretion in accordance with general equitable principles. True, correct and complete copies of the certificate of incorporation and the bylaws of Interland, each amended to date, will be made available to Trellix before the Closing Date.

     5.3 NO CONFLICT. Assuming all consents, approvals, authorizations, and other actions listed on Schedule 5.3 attached hereto have been obtained or taken prior to the date hereof or Closing as indicated thereon, the execution and delivery by Interland and Merger Sub of this Agreement and the Interland Transaction Documents and the consummation by Interland and Merger Sub of the transactions contemplated hereby and thereby (including the issuance of the Share Consideration and the Warrant Considerations and assuming the representations and warranties received by Interland and Merger Sub from Trellix and the Stockholders pursuant to this Agreement, the Letters of Transmittal and


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

the Stockholder Transaction Documents, as the case may be, are accurate) do not and will not (a) require the consent, approval or action of, or any filing or notice to, any corporation, firm, person or other entity or any public, governmental or judicial authority; (b) violate the terms of any instrument, document or agreement to which Interland or Merger Sub is a party, or by which Interland or Merger Sub or the property of Interland or Merger Sub is bound, or be in conflict with, result in a breach of or constitute (upon the giving of notice or lapse of time, or both) a default under any such instrument, document or agreement; (c) violate Interland's or Merger Sub's Certificate of Incorporation or bylaws; or (d) violate any order, writ, injunction, decree, judgment, ruling, law or regulation of any federal, state, county, municipal, or foreign court or governmental authority applicable to Interland or Merger Sub, or the business or assets of Interland or Merger Sub.

     5.4 BROKERS FEES AND EXPENSES. Neither Interland nor Merger Sub have retained or utilized the services of any broker, finder, or intermediary, or paid or agreed to pay any fee or commission to any person or entity for or on account of the transactions contemplated hereby, or had any communications with any person or entity which would obligate Trellix to pay any such fees or commissions.

     5.5 LITIGATION; JUDGMENTS. There is no action, proceeding or investigation pending, or to the best knowledge of Interland after due inquiry, threatened against or involving Interland, nor is there any action or proceeding pending or, to the best knowledge of Interland, after due inquiry threatened before any court, tribunal or governmental body seeking to restrain or prohibit or to obtain damages or other relief in connection with the consummation of transactions contemplated by this Agreement, or which might materially and adversely affect Interland's ability to consummate the transactions contemplated by this Agreement and the Interland Transaction Documents.

     5.6 MERGER SHARES. The Interland Common Stock when issued pursuant to this Agreement and the Warrant Shares, will be duly authorized, validly issued, fully paid and non assessable shares of Common Stock of Interland. Upon delivery of such shares, or in the case of the Warrants, upon exercise thereof, the recipients will receive good and unencumbered title to the shares of Interland Common Stock, free and clear of all liens, restrictions, charges, encumbrances and other security interests of any kind or nature whatsoever, except for any restrictions existing under applicable securities laws and the restrictions imposed in this Agreement.

     5.7 REPORTS AND FINANCIAL STATEMENTS. Interland has previously made available to Trellix true and correct copies of (i) its Form 10-K for the period ended August 31, 2002 and (ii) all other reports filed by it with the Securities and Exchange Commission (the "Commission") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since August 31, 2002, and Interland hereby agrees to make available to Trellix true and correct copies of all reports filed by it with the Commission after the date hereof prior to the Closing all in the form (including exhibits) so filed (collectively, the "Reports"). As of their respective dates, the Reports complied or will comply in all material respects with the then applicable published rules and regulations of the Commission with respect thereto (including, without limitation, rules related to the financial statements included therein) at the date of their issuance and did not or will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. As of the date hereof, no additional filings or amendments to previously filed Reports are required pursuant to such rules and regulations except as may be required in response to comment letters from the Commission dated August 20, September 20, October 9, 2002, and November 26, 2002, copies of which have been provided to Trellix and its counsel. Interland has complied with the certifications requirements under Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 in connection with the filing of its periodic reports.

     5.8 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since August 31, 2002, there has not been any Material Adverse Effect on Interland.

     5.9 CAPITALIZATION. The authorized capital stock of Interland consists of 210,000,000 shares of common stock, $.01 par value per share, of which 141,291,411 shares are issued and outstanding as of September 30, 2002. Interland has no other capital stock authorized, issued or outstanding.

                                    ARTICLE 6
                                 INDEMNIFICATION

     6.1 INDEMNIFICATION BY THE STOCKHOLDERS. In addition to any other indemnification obligations of the Stockholders contained elsewhere herein, the procedure for which will be governed by the terms of this Article 6, Stockholders hereby severally but not jointly agree to indemnify Interland, Merger Sub and their respective agents, employees, officers, directors, successors and assigns and hold them harmless from and against all claims, liabilities, damages, losses, costs and expenses (including reasonable attorneys' fees) incurred or suffered by any of them and arising out of:

          (i) any breach of any agreement or covenant of Trellix or any inaccurate or erroneous warranty or representation of Trellix contained herein or in any Exhibit, Schedule or Revised Schedule hereto or any instrument or document entered into pursuant hereto, including, without limitation, the Trellix Transaction Documents;

          (ii) reasonable costs or expenses which may be incurred by Interland, Merger Sub or any affiliate thereof in curing any breach of covenant, warranty or representation by Trellix contained in this Agreement or made pursuant hereto or the Trellix Transaction Documents together with all reasonable costs and expenses incurred by Interland or Merger Sub in defending any suit or action which may be brought against it alleging such breach, including, but not limited to, reasonable attorneys' fees;

          (iii) any obligation of Interland or the Surviving Corporation to pay holders of Dissenting Shares amounts in excess of the amount of Merger Consideration to which such holder would be entitled under the terms of Section

2.2(a) or (b) as a result of the exercise by such holder of its appraisal rights; and

          (iv) any claim, suit, proceeding or similar action by any holder of the capital stock of Trellix, or any group of such holders, pertaining to (A) the negotiation, execution, delivery, or consummation (I) of this Agreement, the Trellix Transaction Documents, or the Stockholder Transaction Documents (other than claims related to a breach by Interland or the Merger Sub of any representation, warranty, or covenant hereunder or thereunder), (II) the certificate of incorporation, bylaws, stock purchase agreements, registration rights agreements, right of first refusal agreements, co-sale agreements, voting agreements, or similar agreements of Trellix existing prior to the Effective Time; or (B) any claim of breach of fiduciary duty by any officer or director of Trellix arising out of any act or omission occurring prior to the Effective Time or arising in connection with the Merger (collectively, with all other indemnification obligations of the Stockholders under any other provisions contained elsewhere in this Agreement or pursuant hereto, the "Section 6.1 Indemnified Claims").

     6.2 INDEMNIFICATION BY INTERLAND AND SURVIVING CORPORATION. In addition to any other indemnification obligations of Interland or Surviving Corporation contained elsewhere herein, the procedure for which will be governed by the terms of this Article 6, Interland and Surviving Corporation hereby jointly and severally agree to indemnify the Stockholders who execute and deliver Letters of Transmittal and their respective agents, employees, officers, directors, partners, successors, heirs, and assigns, and hold each of them harmless from and against all claims, liabilities, damages, losses, costs and expenses (including reasonable attorneys' fees) incurred or suffered by any of them and arising out of:

          (i) any breach of any agreement or covenant of Interland or Merger Sub or any inaccurate or erroneous warranty or representation of Interland or Merger Sub contained herein or in any Exhibit, Schedule or Revised Schedule hereto or any instrument or document entered into pursuant hereto, including, without limitation, the Interland Transaction Documents;

          (ii) reasonable costs or expenses which may be incurred by the Stockholders or any affiliate thereof in curing any breach of any covenant, warranty or representation by Interland or Merger Sub contained in this Agreement or made pursuant hereto or the Interland Transaction Documents together with all reasonable costs and expenses incurred by Stockholders in defending any suit or action which may be brought against them alleging such breach of any covenant of Interland or Merger Sub or any inaccurate or erroneous warranty or representation of Interland or Merger Sub, including but not limited to reasonable attorneys' fees (collectively, with all other indemnification obligations of Interland and Merger Sub under any other provisions contained elsewhere in this Agreement or pursuant hereto, the "Section 6.2 Indemnified Claims").

     6.3 PROVISIONS REGARDING INDEMNIFICATION. The indemnified party (or parties) shall promptly, and in any event, within thirty (30) days of any claim, demand, action or proceeding for which indemnification shall or may be sought under this Agreement (a "Claim") notify the indemnifying party (or parties) of such Claim specifying the factual basis of such Claim with reasonable detail to the extent then known by the party seeking indemnification, and, if such Claim is a third party Claim, the indemnifying party shall have the right, at its expense, to assume the defense thereof using counsel reasonably acceptable to the indemnified party. The indemnified party shall have the right to participate in, at its own expense, but not control, the defense of any such third party Claim. In connection with any such third party Claim, the Stockholders and Interland shall cooperate with each other. No such third party Claim shall be settled without the prior written consent of the indemnified party; provided, however, that if a firm, written offer is made to settle any such third party Claim and the indemnifying party proposes to accept such settlement and the indemnified party refuses to consent to such settlement, then the indemnifying party shall be excused from, and the indemnified party shall be solely responsible for, all further defense of such third party Claim; and the maximum liability of the indemnifying party relating to such third party Claim shall be the amount of the proposed settlement if the amount thereafter recovered from the indemnified party on such third party Claim is greater than the amount of the proposed settlement.

     6.4 SURVIVAL. Except as otherwise specified in this Agreement, the representations, warranties, covenants and obligations contained in this Agreement and in the Trellix Transaction Documents and Interland Transaction Documents delivered at the Closing shall survive the Closing for a period of six months; provided, however, that (a) the representations and warranties contained in Sections 4.1 (Organization and Authority of Trellix), 4.2 (Corporate Power and Authority; Due Authorization), 4.3 (Title to Assets), 4.5 (Ownership of
Stock of Trellix), 4.8 (Financial Information), 4.14(d) (Technology and Intellectual Property), 4.16 (Litigation), 4.25 (Environmental Matters), 5.1 (Organization of Interland and Merger Sub), 5.2 (Corporate Power and Authority; Due Authorization), 5.5 (Litigation; Judgments), 5.6 (Merger Shares) and 5.7 (Reports and Financial Statements) shall survive the Closing for a period of one year; (b) the representations and warranties contained in Sections 4.12 (Tax Returns and Payments) and 4.19 (Benefit Plans and ERISA) and the covenants and agreements set forth in Sections 6.1(iii) and (iv) shall survive for the period of the applicable statute of limitations; and (c) covenants and agreements which by their terms are to have effect or to be performed after Closing shall survive and remain in full force and effect for the applicable period specified in the covenant or agreement or, if no such period is specified, indefinitely.

     6.5 RIGHT OF SET-OFF. Interland shall have the right to set-off against the funds held pursuant to the Indemnity Escrow Agreement any amounts otherwise payable by Trellix or the Stockholders to Interland pursuant to the indemnification provisions in this Article 6, all in accordance with the Indemnity Escrow Agreement. Subject to Section 6.6(d), the Indemnity Escrow and the right of set-off, however, shall not be exclusive of any other right or remedy Interland and Merger Sub may have with respect to the Section 6.1 Indemnified Claims, whether under this Agreement, at law or in equity. Stockholders hereby agree that to the extent Section 6.1 Indemnified Claims exceed the amount of the Indemnity Escrow, the Stockholders will be personally liable (subject to the limits set forth in Section 6.6(b) below) for all such
Section 6.1 Indemnified Claims that Interland may have in excess of the Indemnity Escrow.

     6.6 LIMITATIONS ON LIABILITY.

          (a) Base Amount. Notwithstanding anything to the contrary contained herein, no indemnified party will assert a claim against an indemnifying party under this Article 6 until the total of all Section 6.1 Indemnified Claims or
Section 6.2 Indemnified Claims, respectively, exceeds in the aggregate $500,000.00 ("Base Amount"), at which time all Section 6.1 Indemnified Claims or
Section 6.2 Indemnified Claims, respectively, will then be indemnifiable, but solely to the extent that they exceed such Base Amount. The limitations set forth in the foregoing sentence shall only apply in respect of indemnification claims arising from any inaccuracies or errors in any representations or warranties of Trellix, Interland or Merger Sub, respectively, contained herein; provided, the limitation set forth in the foregoing sentence shall not apply with respect to a breach of the representation set forth in Section 4.19(l) or
Section 4.20 (and with respect to the representation set forth in Section 4.20(b), the disclosures set forth on Schedule 4.20(b) shall be disregarded, such that Interland shall be indemnified for any claim, liability, damage, loss, cost or expense arising from the failure of Trellix to comply with IRCA with respect to the maintenance of Forms I-9 for at least three years from the date of hire or for one year beyond the date of termination, whichever is later, with respect to all former employees who left the employment within three years prior to Closing).

          (b) Maximum Amount. The aggregate indemnification obligations of the parties hereto shall be limited to the Merger Consideration. The aggregate indemnification obligations of any particular Stockholder under Section 6.1 shall be limited to its portion of the Merger Consideration and no Stockholder shall have personal liability for indemnification payments in excess of its portion of the Merger Consideration. No Stockholder shall be required to pay more than its Pro Rata Portion of any indemnity claim. "Pro Rata Portion" means a Stockholder's percentage of the total Merger Consideration. In the event that Interland is entitled to indemnification hereunder, it shall seek such indemnification first out of the Indemnity Escrow and only after the Indemnity Escrow is depleted will Interland pursue the Stockholders for the balance of any
Section 6.1 Indemnified Claims. The aggregate indemnification obligation of Interland to any Stockholder entitled to indemnification pursuant to Section 6.2 shall be limited to the portion of the Merger Consideration payable to such
Stockholders pursuant to Section 2.2. For purposes of valuing Stock Consideration in connection with claims for indemnification hereunder, Interland Common Stock shall be valued at the average closing price of such shares as reported by NASDAQ for the 20 trading days ending two business days prior to the date the Claim is made. In lieu of tendering Stock Consideration in payment of a Claim, Stockholders may, at their option, elect to tender cash. To the extent a Stockholder has sold his Stock Consideration, such Stockholder's indemnification obligation with respect to any such Stock Consideration which has been sold shall be limited to the lesser of (a) $1.75 per share, or (b) the price received by such Stockholder with respect to the sale by the Stockholder of such Stock Consideration (provided related commissions or fees shall not be deducted from the calculation of the price received in respect of such Stock Consideration). Each Stockholder shall provide Interland with sufficient documents and records in order to verify the amount for which such Stock Consideration was sold.

          (c) Insurance. Notwithstanding anything herein to the contrary, the amount of damages that Interland is entitled to recover from the Stockholders shall be reduced by any amount recovered by Interland through insurance policies purchased and maintained by Trellix prior to the Closing and, to the extent that any damages that have previously been recovered from Stockholders are later recouped by Interland through such insurance policies, Interland shall promptly return the amount recouped to the Stockholders on a pro rata basis based on Stockholder's Pro Rata Portion. Interland shall use commercially reasonable efforts to mitigate any losses hereunder and to pursue claims under Interland's or the Surviving Corporation's general commercial insurance policies if this would limit the damages for which the Stockholders are liable.

          (d) Exclusive Remedy. The indemnification provided in this Article 6 shall be the sole and exclusive remedy available to the parties hereto for any claim under this Agreement, any document delivered pursuant hereto or otherwise related to the transactions contemplated hereby or thereby, excluding claims of fraud.

     6.7 STOCKHOLDER REPRESENTATIVE.

          (a) In order to administer the transactions contemplated by (i) this Agreement including the obligations of the Stockholders under Section 2.3 and
Section 6.1, (ii) the Net Debt Shortfall Escrow Agreement, and (iii) the Indemnity Escrow Agreement, the Stockholders, by approving this Agreement, will thereby designate and appoint Don Bulens as their representative for purposes of this Agreement and as attorney-in-fact and agent for and on behalf of each Stockholder (in such capacity, the "Stockholder Representative").

          (b) By their approval of this Agreement and by signing the Letter of Transmittal, the Stockholders will thereby agree to and accept the provisions of
Section 2.3 and Article 6 and authorize the Stockholder Representative to represent the Stockholders, and their successors, with respect to all matters arising under this Agreement, the Net Debt Shortfall Escrow Agreement, and the Indemnity Escrow Agreement, including (i) to take all action necessary in connection with (A) the indemnification obligations of the Stockholders under
Section 2.3 or this Article 6, including the defense or settlement of any claims and the making of payments with respect thereto, (B) the Net Debt Shortfall Escrow Agreement, and (C) the Indemnity Escrow Agreement, (ii) to give and receive all notices required to be given under this Agreement, the Net Debt
Shortfall Escrow Agreement, and the Indemnity Escrow Agreement, and (iii) to take any and all additional action as is contemplated to be taken by or on behalf of the Stockholders by the Stockholder Representative pursuant to this Agreement, the Net Debt Shortfall Escrow Agreement, or the Indemnity Escrow Agreement.

          (c) In the event that Don Bulens dies or becomes unable to perform his responsibilities as Stockholder Representative or resigns from such position, the Stockholders receiving an aggregate of greater than 50% of the Merger Consideration at Closing shall select another representative to fill such vacancy and such substituted Stockholder Representative shall be deemed to be the Stockholder Representative for all purposes of this Agreement.

          (d) All decisions and actions by the Stockholder Representative, including any agreement between the Stockholder Representative and Interland relating to indemnification obligations of the Stockholders under Section 2.3 or this Article 6 or under the Net Debt Shortfall Escrow Agreement or the Indemnity Escrow Agreement, including the defense or settlement of any claims and the making of payments with respect hereto, shall be binding upon all of the Stockholders, and no Stockholder shall have the right to object, dissent, protest or otherwise contest the same. The Stockholder Representative shall incur no liability to the Stockholders with respect to any action taken or suffered by the Stockholder Representative in reliance upon any notice, direction, instruction, consent, statement or other document believed by him to be genuinely and duly authorized, nor for any other action or inaction with respect to the indemnification obligations of the Stockholders under Section 2.3 or this Article 6 or under the Net Debt Shortfall Escrow Agreement or the Indemnity Escrow Agreement, including the defense or settlement of any claims and the making of payments with respect thereto, except to the extent resulting from the Stockholder Representative's own willful misconduct. The Stockholder Representative may, in all questions arising under this Agreement rely on the advice of counsel, and for anything done, omitted or suffered in good faith by the Stockholder Representative shall not be liable to the Stockholders.

          (e) Interland and the Surviving Corporation shall be able to rely conclusively on the instructions and decisions of the Stockholder Representative with respect to the indemnification obligations of the Stockholders under
Section 2.3 or this Article 6 or under the Net Debt Shortfall Escrow Agreement or the Indemnity Escrow Agreement, including the defense or settlement of any claims or the making of payments with respect thereto, or as to any other actions required or permitted to be taken by the Stockholder Representative hereunder, and no party hereunder shall have any cause of action against Interland or the Surviving Corporation to the extent Interland or the Surviving Corporation has relied upon the instructions or decisions of the Stockholder Representative.

                                    ARTICLE 7
                          CONDITIONS TO OBLIGATIONS OF
                        INTERLAND AND MERGER SUB TO CLOSE

     Each and every obligation of Interland and Merger Sub under this Agreement to be performed on or prior to the Closing shall be subject to the fulfillment, on or prior to the Closing, of each of the following conditions, unless and to the extent any such condition is expressly waived in writing by Interland:

     7.1 REPRESENTATIONS AND WARRANTIES TRUE AT CLOSING. The representations and warranties made by Trellix in or pursuant to this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made or given on and as of the Closing Date, except for representations and warranties specifically limited to an earlier date which shall be true in all material respects as of such date.

     7.2 OBLIGATIONS PERFORMED. Trellix shall have performed and complied in all material respects with all agreements (including, without limitation, obtaining the Option Termination Agreements and Bricklin Release referenced in Section 2.2(f)), conditions and obligations required by this Agreement to be performed or complied with by it prior to or at the Closing.

     7.3 CONSENTS. Trellix shall have obtained and delivered to Interland written consents of all persons or entities whose consent is required to be obtained by Trellix in order to consummate the transactions contemplated herein, if any, and all of such consents shall remain in full force and effect at and as of the Closing including, without limitation, those listed on Schedule 4.4 attached hereto.

     7.4 CLOSING DELIVERIES. Trellix shall have executed (where applicable) and delivered to Interland all of the closing deliveries set forth in Section 1.9 above and elsewhere in this Agreement.

     7.5 NO CHALLENGE. There shall not be pending or threatened any action, proceeding or investigation before any court or administrative agency by any government agency, or be any pending action by any other person, in which it is sought to restrain or prohibit, or obtain material damages in connection with, the transactions contemplated by this Agreement or the ability of Interland or the Surviving Corporation to own and operate the Business or otherwise materially adversely affecting the financial condition or results of operations of Trellix in respect of the Business.

     7.6 NO INVESTIGATIONS OF TRELLIX OR THE BUSINESS. As of the Closing Date, there shall be no pending, and Trellix shall not have any notice or Knowledge of or reason to know of any pending or threatened, investigation by any municipal, state or federal government agency or regulatory body with respect to the Business or the Assets.

     7.7 REVISED SCHEDULES. Trellix shall have provided Interland with revised Schedules dated as of the Closing Date ("Revised Schedules"), with all known changes resulting from events which have occurred after the date hereof duly noted thereon and the Revised Schedules will not contain any disclosures or changes which should have been but were not shown on the Schedules attached hereto as of the date hereof and which individually or in the aggregate have a Material Adverse Effect on Trellix or its Business, operations or Assets.

     7.8 LEGALITY. No federal or state statute, rule, regulation, executive order, decree or injunction shall have been enacted, entered, promulgated or enforced by any court or governmental authority which is in effect and has the effect of making the transactions contemplated hereby illegal or otherwise prohibiting the consummation of the transactions contemplated hereby.

     7.9 REGULATORY MATTERS. All filings shall have been made and all approvals shall have been obtained as may be legally required pursuant to federal and state laws prior to the consummation of the transactions contemplated by this Agreement, including, without limitation, all actions by or in respect of, or filings with, any governmental body, agency or official or any other person required to permit the consummation of the transactions contemplated by this Agreement so that Interland or the Surviving Corporation, as the case may be, is able to continue to carry on the Business substantially in the manner now conducted by Trellix.

     7.10 DISSENTERS. Holders of not more than 15% of the outstanding capital stock of Trellix, on a fully diluted basis and assuming the conversion and exercise of all outstanding exerciseable and/or convertible securities of Trellix, shall have exercised their appraisal rights under Section 262 of the DGCL.

     7.11 SECURITIES LAWS. To the extent Interland has determined that the Non-Accredited Stockholders or Undocumented Stockholders are to receive their portion of the Merger Consideration exclusively from the Cash Consideration, Interland shall have received a revised Exhibit 2.2(b) from Trellix as contemplated by Section 2.1(g) above. Stockholders owning at least 75% of the capital stock entitled to receive a portion of the Merger Consideration shall have provided Accredited Investor Letters indicating that such person is an "accredited investor."

     7.12 DUFRESNE SETTLEMENT AGREEMENT. Trellix shall have entered into a Settlement Agreement, substantially in the form attached hereto as Exhibit 7.12, with Fred B. DuFresne in respect of the matters alleged in Fred B. DuFresne v. Microsoft Corporation, Adobe Systems, Inc., Macromedia, Inc. and Trellix Corporation, Civil Action No. 02-11778-RCL.

                                    ARTICLE 8
                  CONDITIONS TO TRELLIX'S OBLIGATIONS TO CLOSE

     Each and every obligation of Trellix under this Agreement to be performed on or prior to the Closing shall be subject to the fulfillment, on or prior to the Closing, of each of the following conditions, unless and to the extent any such condition is specifically waived in writing by Trellix:

     8.1 REPRESENTATIONS AND WARRANTIES TRUE AT CLOSING. The representations and warranties made by Interland and Merger Sub in or pursuant to this Agreement or given on their behalf hereunder shall be true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made or given on and as of the Closing Date, except for representations and warranties specifically limited to an earlier date which shall be true in all material respects as of such date.

     8.2 OBLIGATIONS PERFORMED. Interland and Merger Sub shall have performed and complied in all material respects with all of their respective agreements, conditions and obligations required by this Agreement which are to be performed or complied with by them prior to or at the Closing.

     8.3 CONSENTS. Interland and Merger Sub shall have obtained and delivered to Trellix written consents of all persons or entities whose consent is required to be obtained by Interland or Merger Sub in order to consummate the transactions contemplated herein, if any, and all of such consents shall remain in full force and effect at and as of the Closing, including, without limitation, those listed on Schedule 5.3 attached hereto.

     8.4 CLOSING DELIVERIES. Interland and Merger Sub shall have executed and delivered to the appropriate parties all of the closing deliveries set forth in
Section 1.9 above and elsewhere in this Agreement.

     8.5 NO CHALLENGE. There shall not be pending or threatened any action, proceeding or investigation before any court, administrative agency or government agency or be any pending action by any other person, in which it is sought to restrain or prohibit, or obtain material damages in connection with, the Merger pursuant to this Agreement or the ability of Interland or the Surviving Corporation, as the case may be, or any of their affiliates to own and operate the Business or otherwise materially adversely affecting the Business, Assets, financial condition or results of operations of Trellix.

     8.6 LEGALITY. No federal or state statute, rule, regulation, executive order, decree or injunction shall have been enacted, entered, promulgated or enforced by any court or governmental authority which is in effect and has the effect of making the transactions contemplated herein illegal or otherwise prohibiting the consummation of the transactions contemplated herein.

     8.7 REGULATORY MATTERS. All filings shall have been made and all approvals shall have been obtained as may be legally required pursuant to federal and state laws prior to the consummation of the transactions contemplated by this Agreement, and all actions by or in respect of, or filings with, any governmental body, agency or official or any other person required to permit the consummation of the transactions contemplated by this Agreement.

     8.8 NO MATERIAL ADVERSE EFFECT. Since the date of this Agreement, there shall have been no Material Adverse Effect in Interland (without giving effect to the consequences of the transactions contemplated by this Agreement).

     8.9. REVISED SCHEDULES. Interland shall have provided Trellix with Revised Schedules, with all known changes resulting from events which have occurred after the date hereof duly noted thereon and the Revised Schedules will not contain any disclosures or changes which should have been but were not shown on the Schedules attached hereto at the date hereof and which individually or in the aggregate are reasonably expected to have a Material Adverse Effect on Interland.

                                    ARTICLE 9
                                   TERMINATION

     9.1 TERMINATION. This Agreement may be terminated at any time before the Effective Time:

               (i) by mutual written consent of Interland and Trellix;

               (ii) by any nonbreaching party hereto by means of written notice if there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of any nonterminating party hereto which has not been cured within ten (10) business days following receipt by the breaching party of written notice of such breach; or

               (iii) by either Interland or Trellix by means of written notice if the Closing is not consummated on or before January 15, 2003; provided, however, that the parties may mutually agree to extend the Closing Date beyond such date; provided, further that any right to terminate this Agreement under this Section 9.1(iii) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such date.

     9.2 EFFECTS OF TERMINATION. In the event this Agreement is terminated pursuant to Section 9.1(i), no party shall have any further obligations to the others hereunder, except that the terms and provisions of Section 3.2 shall survive any such termination. In the event of a termination of this Agreement pursuant to Section 9.1(ii) above, the terminating party shall retain all of its rights and remedies under this Agreement and those available at law or in equity. In the event of a termination of this Agreement pursuant to Section 9.1(iii) above, any party who is not in breach or in violation the terms of this Agreement shall retain all of its rights and remedies under this Agreement and those available at law or in equity.

                                   ARTICLE 10
                            MISCELLANEOUS PROVISIONS

     10.1 SEVERABILITY. If any provision of this Agreement is prohibited by the laws of any jurisdiction as those laws apply to this Agreement, that provision shall be ineffective to the extent of such prohibition or shall be modified to conform with such laws, without invalidating the remaining provisions hereto.

     10.2 MODIFICATION AND WAIVER. This Agreement may not be changed or modified except in writing specifically referring to this Agreement and signed by Interland, Merger Sub, Trellix and, after the Closing, Stockholder Representative. No change, amendment or attempted waiver of any provision hereof shall be binding on the other parties unless reduced to writing and signed by Interland, Merger Sub, Trellix and, after the Closing, Stockholder Representative. Unless specifically provided otherwise herein or agreed to by Interland, Merger Sub, Trellix and, after the Closing, Stockholder
Representative in writing, no modification, waiver, termination, rescission, discharge or cancellation of this Agreement shall affect the right of the parties hereto to enforce any claim, whether or not liquidated, which accrued prior to the date of such modification, waiver, termination, rescission, discharge, or cancellation of this Agreement, and no waiver of any provision or of any default under this Agreement shall affect the right of any party to enforce such provision or to exercise any right or remedy in the event of any other default, whether or not similar.

     10.3 ASSIGNMENT; BINDING AGREEMENT. This Agreement, the Trellix Transaction Documents and Interland Transaction Documents may not be assigned by any party hereto without the prior written consent of the other parties, provided that Interland may assign this Agreement in whole or in part to one or more wholly-owned subsidiaries without the consent of Trellix (but no such assignment shall relieve Interland of its obligations hereunder). The terms and conditions hereof shall survive the Closing and shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, personal representatives, successors and assigns.

     10.4  COUNTERPARTS.   This  Agreement  may  be  executed  in  one  or  more
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, with the same effect as if the signatures thereto were in the same instrument. This Agreement shall be effective and binding on all parties when all parties have executed and delivered a counterpart of this Agreement.

     10.5 NOTICES. All notices, requests, demands, claims or other communications hereunder will be in writing and shall be deemed duly given if personally delivered, sent by a recognized overnight delivery service which guarantees next day delivery ("Overnight Delivery") or mailed registered or certified mail, return receipt requested, postage prepaid, transmitted or addressed to the intended recipient as set forth below. Any other form of delivery shall be effective only if receipt is acknowledged by the recipient by other than automatic means.

     If to Trellix:                         Trellix Corporation
                                            300 Baker Avenue, First Floor
                                            Concord, Massachusetts 01742
                                            Attention: Don Bulens
                                            Telecopy: (978) 318-7295

     with a copy to:                        Testa, Hurwitz & Thibeault, LLP
                                            125 High Street
                                            Boston, Massachusetts 02110
                                            Attention:  Kenneth Gordon, Esq.
                                            Telecopy: (617) 248-7100

     If to the Stockholder Representative:  Don Bulens
                                            18 Iron Gate Drive
                                            Andover, Massachusetts 01810

     If to Interland or Merger Sub          Interland, Inc.
                                            303 Peachtree Center Avenue
                                            Atlanta, Georgia 30303
                                            Attention:  Chief Executive Officer

     with a copy to the same address to the attention of the General Counsel or at such other address as any party hereto notifies the other parties hereof in writing. The parties hereto agree that notices or other communications that are sent in accordance herewith (i) by personal delivery will be deemed received on the day delivered, or on the first business day thereafter if not delivered on a business day, (ii) by Overnight Delivery, will be deemed received on the day represented by the delivery service as the delivery date, or on the first business day thereafter if not delivered on a business day, (iii) by U.S. mail, will be deemed received on the day represented by the United States Postal Service as the delivery date, and (iv) by any other means on the day receipt is acknowledged by other than automatic means, or such earlier date set forth in the acknowledgment.

     10.6 ENTIRE AGREEMENT; NO THIRD PARTY BENEFICIARIES. This Agreement, together with the Exhibits, Schedules and Revised Schedules referenced herein, constitutes the entire agreement and supersedes any and all other prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and, except as otherwise expressly provided herein, is not intended to confer upon any person other than Interland, Trellix and, after the Closing Date, the Stockholders, any rights or remedies hereunder.

     10.7 FURTHER ASSURANCES. The parties to this Agreement agree to execute or deliver, both before and after Closing, any additional information, documents or agreements contemplated hereby or necessary or appropriate to effect and consummate the transactions contemplated hereby. Trellix agrees to provide to Interland, both before and after the Closing, such information as Interland may reasonably request in order to consummate the transactions contemplated hereby and to effect an orderly transition of the Business following Closing.

     10.8 CONSTRUCTION. Within this Agreement the singular shall include the plural and the plural shall include the singular and any gender shall include all other genders, all as the meaning and context of this Agreement shall require. In connection with any action or event which by the terms hereof requires consent of a party hereto, such consent shall not be unreasonably withheld or delayed. The term "include", "includes" or "including" and words of similar effect as used in this Agreement shall be deemed to be followed by the words "without limitation."

     10.9 CHOICE OF LAW. This Agreement and all documents executed in connection therewith shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflict of laws thereof.

     10.10 CONSENT TO JURISDICTION. Each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any federal court located in the State of Delaware or any state court of Delaware in which venue is proper (except that a party's right to move for removal to federal court, if any, shall not be defeated by the terms hereof) in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a federal court sitting in the State of Delaware or a Delaware state court.

     10.11 DISPUTE RESOLUTION. In all cases where the amount in controversy does not exceed five million dollars, and where no equitable relief is sought, then notwithstanding any provision of this Agreement to the contrary, all disputes, controversies or claims arising out of or relating to this Agreement and the transactions contemplated hereby shall be resolved by agreement among the parties, or, if not so resolved within forty-five (45) days following written notice of dispute given by either party hereto to the other, and if written notice of desire to arbitrate is given by either of the parties as provided below and the matter is not then otherwise resolved by the parties hereto, by resort to arbitration in accordance with Title 9 of the United States Code (the United States Arbitration Act), the Commercial Arbitration Rules, and the Optional Rules for Emergency Measures of Protection, all as amended from time to time ("Rules") of the American Arbitration Association and the provisions of this Section; provided, however, that the provisions of this Section shall prevail in the event of any conflict with such Rules. The parties agree that they shall use their commercially reasonable efforts to cause the matter to be presented to a panel of three arbitrators (at least one of whom shall have at least ten (10) years of industry experience relating to the subject matter of the dispute) within thirty (30) days after the establishment of such panel. Such selection of arbitrators shall be made in accordance with the Rules. The parties shall be entitled to engage in discovery in connection with arbitration, which discovery shall be conducted in accordance with the Rules of the American Arbitration Association. Pending the arbitration hearing, any provisional remedy that would be available to a party from a court of law shall be available from the arbitration panel. The decision of a majority of the arbitration panel with respect to the matters referred to them pursuant hereto shall be final and binding upon the parties to the dispute, and confirmation and enforcement thereof may be rendered thereon by any court having jurisdiction upon application of any person who is a party to the arbitration proceeding. The costs and expenses incurred in the course of such arbitration including, but not limited to, attorney's fees, shall be borne by the party or parties against whose favor the decisions and conclusions of the arbitration panel are rendered; provided, however, that if the arbitration panel determines that its decisions are not rendered wholly against the favor of one party or parties or the other, the arbitration panel shall be authorized to apportion such costs and expenses in the manner that it deems fair and just in light of the merits of the dispute and its resolution. The arbitration panel shall have no power or authority under this Agreement or otherwise to award or provide for the award of punitive or consequential damages against any party. Any arbitration shall be conducted in Broward County, Delaware, or such other location as to which the parties may agree in writing.

     10.12 SCHEDULES, REVISED SCHEDULES AND EXHIBITS. All Schedules, Revised Schedules and Exhibits referenced in this Agreement, whether attached hereto or not, shall be deemed to be a part of this Agreement, and this Agreement shall be construed in accordance therewith.

     10.13 DEFINITION OF DAYS. For purposes of this Agreement, a "business day" is a day on which both federally- and state-chartered banks are open for business. Notwithstanding anything to the contrary in this Agreement, no action shall be required of the parties hereto except on a business day and in the event an action is required on a day which is not a business day, such action shall be required to be performed on the next succeeding day which is a business day. All references to "day" or "days" shall mean calendar days unless specified as a "business day."

     10.14 DEFINITION OF TRELLIX'S KNOWLEDGE. As used herein, the terms "the Knowledge of Trellix" or words of similar import shall mean the actual knowledge after due inquiry of any of Don Bulens, Denis Liptak, and with respect to
Section 4.14 of this Agreement, Dan Bricklin.

                  [remainder of page intentionally left blank]

     IN WITNESS WHEREOF, the undersigned have executed and delivered this Agreement under seal as of the date first written above.

                                    TRELLIX:

                                    TRELLIX CORPORATION


                                    By:  /s/ Donald P. Bulens
                                        ----------------------------------------
                                    Its: President & CEO
                                        ----------------------------------------


                                   INTERLAND:

                                   INTERLAND, INC.


                                   By: /s/ Allen L. Shulman
                                       -----------------------------------------
                                   Its: Senior Vice President, Chief Financial
                                        Officer, General Counsel & Secretary
                                       -----------------------------------------


                                   MERGER SUB:

                                   CHEETAH ACQUISITION
                                   CORPORATION


                                   By: /s/ Allen L. Shulman
                                       -----------------------------------------
                                   Its: President & Treasurer
                                       -----------------------------------------

1513498

             LIST OF MERGER AGREEMENT EXHBITS, DISCLOSURE SCHEDULES
                        AND DISCLOSURE SCHEDULE EXHIBITS


-------------------------------------------------------------------------------------------------------
             SCHEDULE OR EXHIBIT NUMBER                                 DESCRIPTION
-------------------------------------------------------------------------------------------------------
EXHIBITS TO MERGER AGREEMENT
----------------------------------------------------- -------------------------------------------------
Exhibit 1.5                                           Certificate of Incorporation of Surviving
                                                      Corporation
----------------------------------------------------- -------------------------------------------------
Exhibit 1.9(a)(vi)                                    Opinion of Counsel to Trellix
----------------------------------------------------- -------------------------------------------------
Exhibit 1.9(a)(ix)                                    Sale of Business NonCompetition and
                                                      NonSolicitation Agreement
----------------------------------------------------- -------------------------------------------------
Exhibit 1.9(b)(iv)                                    Opinion of Counsel to Interland
----------------------------------------------------- -------------------------------------------------
Exhibit 2.1(a)                                        Warrant of Common Stock of Interland
----------------------------------------------------- -------------------------------------------------
Exhibit 2.1(f)                                        Accredited Investor Letter
----------------------------------------------------- -------------------------------------------------
Exhibit 2.2(b)                                        Allocation to Preferred Shareholders
----------------------------------------------------- -------------------------------------------------
Exhibit 2.3(a)                                        Net Debt Shortfall Escrow Agreement
----------------------------------------------------- -------------------------------------------------
Exhibit 2.3(b)                                        Indemnity Escrow Agreement
----------------------------------------------------- -------------------------------------------------
Exhibit 3.7                                           Special Compensation Plan
----------------------------------------------------- -------------------------------------------------
Exhibit 7.12                                          Fred B. DuFresne Settlement Agreement
----------------------------------------------------- -------------------------------------------------

-------------------------------------------------------------------------------------------------------
INTERLAND DISCLOSURE SCHEDULES
-------------------------------------------------------------------------------------------------------
Schedule 3.1                                          Employee Matters
----------------------------------------------------- -------------------------------------------------
Schedule 5.3                                          No Conflict; Consents
----------------------------------------------------- -------------------------------------------------

-------------------------------------------------------------------------------------------------------
TRELLIX DISCLOSURE SCHEDULES AND EXHIBITS TO
DISCLOSURE SCHEDULES
-------------------------------------------------------------------------------------------------------
Schedule 2.2(f)                                       Options or Warrants
----------------------------------------------------- -------------------------------------------------
Schedule 3.1 and Exhibit 3.1                          Current Employees
----------------------------------------------------- -------------------------------------------------
Schedule 4.1                                          Organization and Authority of Trellix; Due
                                                      Authorization
----------------------------------------------------- -------------------------------------------------
Schedule 4.2                                          Corporate Power & Authority; Due Authorization
----------------------------------------------------- -------------------------------------------------
Schedule 4.3                                          Title to Assets
----------------------------------------------------- -------------------------------------------------
Schedule 4.4                                          No Conflict; Required Consents
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Schedule 4.5 and Exhibits 4.5(a), 4.5(b) and 4.5(c)   Ownership of Trellix Stock
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Schedule 4.8(c)                                       No Other Liabilities
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Schedule 4.10 and Exhibit 4.10                        Deposits
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Schedule 4.11(a) and Exhibit 4.11(a)                  Receivables
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Schedule 4.11(b)                                      Indebtedness
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Schedule 4.13 and Exhibit 4.13                        Fixed assets and Vehicles
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Schedules 4.14, 4.14(b), 4.14(c) and 4.14(d) and      Technology and Intellectual Property
Exhibits 4.14(a), 4.14(b) and 4.14(c)
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Schedule 4.15                                         Contracts
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Schedule 4.16                                         Litigation; Judgments
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Schedule 4.17 and Exhibit 4.17                        Insurance
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Schedule 4.18 and Exhibit 4.18                        Employees; Union; Labor
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Schedule 4.19 and Exhibit 4.19                        Benefit Plans and ERISA
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Schedule 4.20(b) and Exhibit 4.20                     Former Employees
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Schedule 4.20(c)                                      Visa Status
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Schedule 4.22                                         Absence of Material changes
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Schedule 4.23 and Exhibit 4.23                        Bank Accounts
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Schedule 4.24(a)                                      Transactions among Affiliated Parties
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Schedule 4.26                                         Real Property; Leases in Effect
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


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